UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The McClatchy Company

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

March 29, 2008

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Tuesday, May 13, 2008, at 9:00 a.m., local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; (ii) approve the Amended and Restated 2004 Stock Incentive Plan; (ii) approve an amendment to the Amended and Restated Long-Term Incentive Plan; (iii) approve the Amended and Restated CEO Bonus Plan; (iv) approve the Amended and Restated Employee Stock Purchase Plan; and (v) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously believes that the five (5) items proposed by the Board are in the best interests of McClatchy and its shareholders and recommends that you vote in favor of the proposals.

In addition to these items of business, at the meeting I will report to you on McClatchy’s financial position and results of operations and respond to comments and answer questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you vote by proxy and then attend the meeting and vote in person, your vote in person at the meeting will revoke votes by proxy previously submitted, and only your ballot will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Gary Pruitt
Chairman, President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

THE McCLATCHY COMPANY

TO BE HELD MAY 13, 2008

To our Shareholders:

The annual meeting of shareholders of The McClatchy Company will be held on Tuesday, May 13, 2008, at 9:00 a.m., local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818, for the following purposes:

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.	To approve the Amended and Restated 2004 Stock Incentive Plan;

3.	To approve an amendment to the Amended and Restated Long-Term Incentive Plan;

4.	To approve the Amended and Restated CEO Bonus Plan;

5.	To approve the Amended and Restated Employee Stock Purchase Plan;

6.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm for the 2008 fiscal year; and

7.	To transact such other business as may properly come before the meeting.

The Board of Directors has chosen the close of business on March 18, 2008, as the record date to identify those shareholders entitled to notice of and to vote at the annual meeting. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about March 29, 2008.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 29, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DIRECTED ON YOUR PROXY. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816. This proxy is for use at McClatchy’s 2008 Annual Meeting of Shareholders to be held on Tuesday, May 13, 2008, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

This proxy statement contains important information regarding McClatchy’s 2008 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 18, 2008, the record date, there were outstanding 57,185,286 shares of McClatchy’s Class A Common Stock and 25,050,962 shares of McClatchy’s Class B Common Stock. The Board of Directors is first sending this proxy statement and form of proxy to shareholders on or about March 29, 2008.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, the company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of directors, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters other than the election and removal of directors, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the company’s records as the owner of that share. If your name appears in the company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote in person at the meeting or by proxy through the mail, by telephone or over the Internet.

Voting in Person at the Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on March 18, 2008, the record date, or if you hold a valid proxy from the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the meeting and vote in person. Shareholders who attend the meeting and wish to vote in person will be provided with a ballot at the meeting.

If you plan to attend the meeting and vote in person, please be prepared to present photo identification for admittance. If you are the record owner of your shares, prior to granting you admission to the meeting, the company will verify your name against a list of record owners as of the close of business on the record date. If you are the beneficial owner of shares held through a broker or other nominee and wish to attend the meeting and vote in person, you will need to obtain a properly executed, valid proxy from your broker or nominee (the record owner), authorizing you to vote such shares. Please be prepared to present such a proxy for admittance. Similarly, if you are a proxy holder, please be prepared to present the properly executed, valid proxy that you hold.

Even if you plan to attend the meeting, the Board of Directors encourages you to complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of voting at the meeting (see the section entitled “Revoking Your Proxy” below). If you attend the meeting and vote in person, your completed ballot will revoke any proxies previously submitted.

Voting by Proxy

If you do not plan or are unable to attend the meeting and vote in person, you may still vote by authorizing another to vote on your behalf in accordance with your directions. If you are a record owner, you may vote by proxy in any or all of the methods described below. The proxy last executed by you and submitted prior to the close of voting at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors if you hold Class A shares; FOR each of the Class B nominees for director proposed by the Board of Directors if you hold Class B shares; FOR approval of the Amended and Restated 2004 Stock Incentive Plan; FOR approval of the amendment to the Amended and Restated Long-Term Incentive Plan; FOR approval of the Amended and Restated CEO Bonus Plan; FOR approval of the Amended and Restated Employee Stock Purchase Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

Voting by Mail.    By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which under McClatchy’s bylaws is the number of shares sufficient to constitute a majority of the outstanding voting power of McClatchy common stock as of the record date, must be present in order to hold the meeting and to conduct business. In addition, with respect to the election of directors, at least one-third of the shares of each class of common stock (Class A and Class B) must be present to establish a quorum under the Delaware General Corporation Law. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by proxy, either through the mail, by telephone or over the Internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable New York Stock Exchange (“NYSE”) rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, with respect to proposals other than the election of directors, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. With respect to the election of directors, abstentions will have no effect on the outcome of the proposal since director nominees are elected by a plurality of the votes cast by the applicable class of McClatchy common shareholders.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker, bank or other nominee, and your broker, bank or other nominee transmits proxy materials to you, but you do not return voting instructions, applicable regulations of the New York Stock Exchange permit your broker, bank or other nominee to vote your shares on certain routine matters without your instruction. Such regulations also list various non-routine matters as to which your broker, bank or other nominee may not vote your shares without your instruction. A vote which your broker, bank or other nominee does not have authority to cast pursuant to applicable regulations is known as a “broker non-vote.” To the extent that broker non-votes are applicable with respect to matters at the annual meeting, they will be treated as shares present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in McClatchy’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2008, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at 1-916-321-1846; or

•	viewing our Quarterly Report on Form 10-Q for the second quarter of fiscal 2008 on the Securities and Exchange Commission’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2008.

This proxy statement and our 2007 annual report to our shareholders are available at www.mcclatchy.com.

PROPOSALS

Item 1.    Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

Each nominee is presently a director of McClatchy. P. Anthony Ridder, currently a Class A director, is not standing for re-election to the Board. Frederick R. Ruiz, currently a Class B director, is being nominated for election as a Class A director. The directors elected will serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any director nominee is unable or declines to serve as a director at the time of the meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

Abstentions will have no effect on the outcome of Proposal 1, since the director nominees are elected by a plurality of the votes cast by the applicable classes of McClatchy common shareholders.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted, as applicable based on the class or classes of shares you hold, FOR each of the Class A nominees for director proposed by the Board of Directors and/or FOR each of the Class B nominees for director proposed by the Board of Directors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine, 59, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine is a trustee of Grinnell College in Iowa and was chair of the Governing Board of the National Cathedral School in Washington, D.C. Since December 2004, Ms. Ballantine has been a director of the mutual funds of the Principal Financial Group of Des Moines, Iowa. She also serves on the board of directors of the Durango Herald, Inc. of Durango, Colorado.

Kathleen Foley Feldstein, 66, has been a director of McClatchy since 2006, joining the Board of Directors upon the close of McClatchy’s acquisition of Knight-Ridder, Inc. on June 27, 2006. Ms. Feldstein served on the Knight-Ridder board from 1998 to the date of the acquisition. Since 1987, she has been president of Economics Studies, Inc., a private consulting firm in Massachusetts. She serves on the board of BlackRock Closed End Funds and is chairman of the board of McLean Hospital in Belmont, Mass.

S. Donley Ritchey, 74, has been a director of McClatchy since July 1985. He retired from Lucky Stores, a diversified retail company, in 1986, where he was chief executive officer and chairman of its board of directors. From 1984 through 2007, Mr. Ritchey served on the board of directors of AT&T, Inc. and its predecessor companies, SBC Communications and Pacific Telesis Group. Mr. Ritchey currently is a director of De La Salle Institute and John Muir Health, and is managing partner of Alpine Partners, a family investment general partnership.

Frederick R. Ruiz, 64, has been a director of McClatchy since July 1993. He serves as chairman and chief executive officer of Ruiz Foods, Inc., a privately held frozen food company, and was president and chief executive officer of that company from 1990 to 1998. Mr. Ruiz currently serves on the boards of directors of Gottschalks, Inc. and the California Chamber of Commerce. He is a member of the Business Advisory Council of California State University, Fresno and a member of the UC Board of Regents.

Nominees for Class B Director

Leroy Barnes, Jr., 56, has been a director of McClatchy since September 2000. Mr. Barnes is the retired vice president and treasurer of PG&E Corporation, a provider of electricity and natural gas, and held this position from 2001 to 2005. From 1997 to 2001, Mr. Barnes was vice president and treasurer of Gap, Inc. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as assistant treasurer, division general manager, and vice president and chief financial officer of PacTel Corporation, Pacific Telesis’ unregulated subsidiary. Mr. Barnes serves on the board of directors of Longs Drug Stores Corporation, Herbalife, Ltd. and Citizens Communications, Inc.

William K. Coblentz, 85, has been a director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of the Central Valley Foundation. From 1964 to 1980, Mr. Coblentz was a member of the University of California Board of Regents, and served as chairman for two years. Since 1986, Mr. Coblentz has served as a member of the board of the Koret Foundation.

Molly Maloney Evangelisti,1 55, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

[1]	Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are their cousins.

Larry Jinks, 79, has been a director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc., a newspaper publishing company. During that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of the Media Management Center at Northwestern University and former chairman of the Knight Foundation’s Journalism Advisory Committee.

Joan F. Lane, 79, has been a director of McClatchy since March 1989. She is currently a special assistant to the board of trustees and to the president of Stanford University. She served on the board of directors of the James Irvine Foundation from 1990 to 2001 and the Brown Group, Inc. from 1985 to 1996. From 1984 to 1991, she was a trustee of the San Francisco Foundation. Mrs. Lane served as special assistant to the dean of the School of Humanities and Sciences of Stanford University from 1982 to 1992. She was a member of the board of trustees of Smith College from 1978 to 1985 and chairman of the board from 1982 to 1985.

Brown McClatchy Maloney,1 52, has been a director of McClatchy since September 2004. Mr. Maloney is the owner of Olympic View Publishing, publisher of Sequim Gazette, and Radio Pacific, owner of KONP radio, an ABC affiliate in western Washington State. From 1974 to 1989, prior to his ownership of Olympic View Publishing and Radio Pacific, Mr. Maloney held various circulation and advertising positions at the Anchorage Daily News, The Sacramento Bee and The Fresno Bee. He served as the president of Washington Newspaper Publishers Association from 1996 to 1997 and is currently president of the Washington Newspaper Publishers Association Foundation.

Kevin S. McClatchy,1 45, has been a director of McClatchy since September 1998. From 1996 to 2007, he was the managing general partner and chief executive officer of the Pittsburgh Pirates major league baseball team. From 1994 to 1995 he was president of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. Mr. McClatchy held various positions with McClatchy from 1990 to 1994, including serving as sales director for The Newspaper Network, Inc., advertising director at the Amador Ledger Dispatch and sales representative for The Sacramento Bee.

William McClatchy,1 46, has been a director of McClatchy since September 2004. Mr. McClatchy is an entrepreneur, journalist and co-founder of Index Investing, LLC. He currently serves as editor of Index Investing’s ETFzone.com, a website supplying content concerning exchange-traded index funds. In 1999 Mr. McClatchy co-founded indexfunds.com, a website for index investing content. From 1987 through 1991, Mr. McClatchy served in a variety of editorial positions for computer magazines, including staff writer at PC Week and MAC Week, and microcomputing editor at Information Week. From 1993 to 1996 Mr. McClatchy worked as a reporter for The Fresno Bee.

Theodore R. Mitchell, 52, has been a director of McClatchy since September 2001. He is president and chief executive officer of NewSchools Venture Fund, a national funder of education innovations, a position he has held since September 2005. He also currently serves as President of the California State Board of Education. He was president of Occidental College in Los Angeles, a position he held from July 1999 to August 2005. Dr. Mitchell was vice president of education and strategic initiatives at the J. Paul Getty Trust from 1998 to 1999. Dr. Mitchell held various positions with the University of California, Los Angeles from 1992 to 1998, including serving as vice chancellor, academic planning and budget, and vice chancellor for external affairs. He served as deputy to the president and to the provost of Stanford University from 1991 to 1992. Prior to that time, he was a professor at Dartmouth College, where he also served as chair of the Department of Education.

[1]	Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are their cousins.

Gary B. Pruitt, 50, has been chief executive officer of McClatchy since May 1996 and president since May 1995. In May 2001, he was named McClatchy’s chairman of the board. He has been a director of McClatchy since July 1995. He served as chief operating officer of McClatchy from 1995 to 1996. From 1994 to 1995, he served as vice president, operations and technology of McClatchy. Prior to that time he was publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as secretary and general counsel from 1987 to 1991 and counsel from 1984 to 1987. He currently serves as a member of the boards of directors of the Newspaper Association of America, the Associated Press and the James Irvine Foundation. Mr. Pruitt serves as chairman of the board of the James Irvine Foundation.

Other Executive Officers

G. Lynn Dickerson, 50, was named vice president, operations of McClatchy effective on June 27, 2006. She oversees McClatchy’s newspaper operations in Texas and the Southeast. Previously, Ms. Dickerson served as publisher and president of McClatchy’s Modesto Bee newspaper since May 2000. Before joining McClatchy in 2000, she spent four years as publisher and president of the Times Record News in Wichita Falls, Texas, an E.W. Scripps newspaper, and was publisher and president of Harte-Hanks Community Newspapers in suburban Dallas, Texas from 1992-1996. Ms. Dickerson is a past president of the Texas Daily Newspaper Association and president elect of the California Newspaper Publishers Association.

Heather L. Fagundes, 39, has been vice president, human resources of McClatchy since April 2004. Ms. Fagundes was director of human resources for McClatchy corporate from December 1996 to April 2004. Ms. Fagundes joined McClatchy in 1992 as a human resources generalist. Ms. Fagundes was the chairperson of the 2004 Sacramento Workplace Excellence Leaders Award Committee and in 2002 was the president of the Sacramento Area Human Resources Association.

Christian A. Hendricks, 45, has been vice president, interactive media of McClatchy since August 1999. He joined McClatchy in 1992 as advertising manager, marketing for The Fresno Bee. From 1993 to 1994 he served as marketing director for The Fresno Bee. In 1994 he was named manager of technology for McClatchy. He held this position until 1996 when he was promoted to president and publisher of Nando Media (now known as McClatchy Interactive), McClatchy’s interactive publishing and software development operation, where he served until August 1999. Mr. Hendricks serves on the Newspaper Association of America Foundation Board.

Karole Morgan-Prager, 45, has been general counsel and corporate secretary of McClatchy since July 1995 and was named vice president in May 1998. From 1992 to 1995, she was associate general counsel of The Times Mirror Company. She was an associate with the law firm of Morrison & Foerster LLP from 1987 to 1992. Ms. Morgan-Prager is a member of the National Advisory Council of the National Center for Courts and Media and a Member of the board of directors of the Media Law Resource Center.

Patrick J. Talamantes, 43, has been vice president, finance, and chief financial officer of McClatchy since April 2001. In addition, from April 2001 to December 2002, he served as McClatchy’s treasurer. Prior to joining McClatchy, he was with Sinclair Broadcast Group, Inc., a television broadcasting company, from 1996 to 2001, and served the last two years as chief financial officer. Mr. Talamantes was treasurer of River City Broadcasting LP, a broadcasting company located in St. Louis, from 1995 to 1996, and spent nine years in various banking positions with Chemical Bank of New York.

Howard C. Weaver, 57, has been vice president, news of McClatchy since April 2001. He joined McClatchy in 1979 and, in 1983, became editor of the Anchorage Daily News. From 1995 to 1996, he served as assistant to the president for new media strategies and, from 1996 to 2001, he was editor of the editorial pages at The Sacramento Bee. Mr. Weaver is a member of the American Society of Newspaper Editors and has six times served as a Pulitzer Prize juror. Mr. Weaver is on the board of visitors, John S. Knight Fellowships, Stanford University, and was founding co-chair of the Northern News Service, an international press cooperative of Arctic nations.

Robert J. Weil, 57, has been vice president, operations of McClatchy since September 1997, overseeing McClatchy’s operations in the Northwest and the Midwest. He was named to this position after 17 years as a newspaper publisher. Mr. Weil joined McClatchy as publisher of The Fresno Bee in 1994. From 1992 to 1994, he was president and chief operating officer for Persis Media, a privately held company with newspapers in Washington and Tennessee. Mr. Weil held other senior management positions with Persis and Gannett Co. from 1973 to 1992. He currently serves as treasurer on the board of directors of American Press Institute.

Frank R. J. Whittaker, 58, has been vice president, operations of McClatchy since September 1997. He oversees McClatchy’s operations in California, Florida and Kentucky. Mr. Whittaker joined McClatchy as general manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both president and general manager of The Sacramento Bee. From 1972 to 1985, Mr. Whittaker served The Toronto Star newspaper in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the board of the Audit Bureau of Circulations. In November 2002, Mr. Whittaker was named Treasurer of the Audit Bureau of Circulations.

Item 2.    Approval of Amendment and Restatement of McClatchy’s 2004 Stock Incentive Plan and the Performance Criteria and Award Limits Therein

Overview

We are asking our shareholders to approve the amendment and restatement of the 2004 Stock Incentive Plan (the “Incentive Plan”) so that we may (1) use the Incentive Plan to achieve our goal of attracting and retaining talented personnel and (2) approve the performance criteria contained in the Incentive Plan to enable us to receive a federal income tax deduction pursuant to Section 162(m) of the Internal Revenue Code for certain compensation paid under the Incentive Plan. Our Board of Directors has approved the amendment and restatement of the Stock Incentive Plan and the performance criteria and award limits therein, subject to approval of our shareholders at the Annual Meeting, and delegated to the Compensation Committee of the Board of Directors (the “Committee”) the authority to administer the Incentive Plan. The amendment and restatement of the Incentive Plan raises the number of shares of McClatchy common stock (the “Shares”) authorized for issuance thereunder from three million (3,000,000) to nine million (9,000,000) shares. The amendment and restatement also increases the number of shares that can be granted in a calendar year as options and separately as other awards to any one individual to 1,000,000 in each case.

Description of the Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the Incentive Plan.

Background and Purpose

The Incentive Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) unrestricted stock, (5) stock units and (6) dividend equivalent rights (individually, an “Award”). The Incentive Plan is intended to enhance McClatchy’s ability to attract and retain highly qualified officers, directors and employees, to motivate such individuals to serve McClatchy and to expend maximum effort to improve the business results of McClatchy, and to provide such individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of McClatchy.

Administration

The Incentive Plan is administered by the Committee, the members of which are “independent” under the NYSE listing standards as currently in effect. Members of the Committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that McClatchy is entitled to receive a federal tax deduction for certain compensation paid under the Incentive Plan) and must meet such other requirements established by the Securities and Exchange Commission in order for the Incentive Plan to qualify for exemption under Rule 16b-3. (For the Incentive Plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the Incentive Plan with respect to employees who are not officers or directors of McClatchy.

Subject to the terms of the Incentive Plan, the Committee has full power to take all actions and make all determinations necessary to administer and implement the Incentive Plan, including, but not limited to, selecting the individuals who will receive Awards, determining the terms and conditions of Awards (for example, the exercise price and vesting schedule), making awards in substitution or exchange for any other award granted under another McClatchy equity compensation plan and requiring as a condition to the grant of new Awards that individuals return awards previously granted.

A total of nine million (9,000,000) Shares is authorized for issuance under the Incentive Plan. If an Award is forfeited or terminates without delivery of some or all of the covered Shares, the unvested or canceled Shares will be returned to the pool of available Shares reserved for issuance under the Incentive Plan. If the purchase or exercise price of an Award is paid, or if any applicable tax withholding is satisfied, by the tender or withholding of Shares, the pool of available Shares will be reduced only by the net number of Shares issued; provided, however, that the total number of shares with respect to the exercise of an incentive stock option shall be counted to determine the applicable reduction of the pool. Also, if McClatchy experiences a stock dividend, reorganization or other change in its capital structure, the Committee will adjust the number of Shares available for issuance under the Incentive Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, officers and directors who will be granted Awards under the Incentive Plan. The actual number of individuals who will receive an Award under the Incentive Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Incentive Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not McClatchy, to more favorable tax treatment). The Committee also will determine the number of Shares covered by each option. An individual will be able to profit from an option only if the fair market value of the stock increases above the exercise price.

The exercise price of the Shares subject to each option is set by the Committee, but it cannot be less than the fair market value of a Share on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value of a Share if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of McClatchy stock or any of its subsidiaries (a “Ten Percent Shareholder”). The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee; provided, however, that no option has a term of more than 10 years (such term to be limited to 5 years in the case of an incentive stock option granted to a Ten Percent Shareholder). The Committee may provide, for example, for (1) accelerated exercisability in the event of death, disability or another event, (2) expiration of an option prior to its term in the event of the termination of the participant’s service, (3) immediate forfeiture upon termination of service for cause or (4) unvested options to be exercised subject to a right of repurchase.

The exercise price of each option granted under the Incentive Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Committee, including, but not limited to, cash, surrender of shares that, if acquired from McClatchy, have been held for at least six months, or pursuant to a cashless exercise program. Additionally, the minimum number of Shares with respect to which an option may be exercised, in whole or in part at any one time, is 100 Shares, or such lesser number of Shares as to which the option may then be exercisable.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which McClatchy’s stock price exceeds the exercise price. The exercise price will be set on the date of grant, but it cannot be less than the fair market value of a Share on the date of grant. An individual will be able to profit from an SAR only if the fair market value of the stock increases above the exercise price.

The Committee determines the terms and conditions of an SAR, including, but not limited to, when an SAR may be exercised (including the achievement of performance goals and/or future service requirements), the exercise price, the time or times an SAR will cease to be exercisable and the method and forms of settlement (cash, Shares or some other form).

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. To the extent required by applicable law, a participant is required to purchase the Shares at a price equal to the greater of (1) the aggregate par value of the covered Shares and (2) the price determined by the Committee. The purchase price may be paid in a form determined by the Committee, including, but not limited to, cash, surrender of Shares that, if acquired from the McClatchy, have been held for at least six months, or by consideration for past services rendered. Upon termination of service, unvested Shares of restricted stock generally will be forfeited. The Committee may require that any dividends paid on restricted stock be reinvested in Shares, which may or may not be subject to the same vesting criteria as the underlying Shares of restricted stock.

Stock Units

Awards of stock units entitle the participant to receive Shares (or payment in some other form determined in the discretion of the Committee) at some later time, as determined by the Committee. Awards of stock units vest in accordance with the terms and conditions established by the Committee, and upon termination of service, unvested stock units generally will be forfeited. In the event of a dividend, a participant may be entitled to receive a cash payment for each stock unit held equal to the per-Share dividend price, if so determined by the Committee at the time of grant. The Committee also may require that any dividend payments be deemed reinvested in additional stock units, based on the per-Share fair market value at the time the dividend is paid.

Unrestricted Stock

The Committee may grant (or sell at par value or any higher price) a participant Shares free of any restrictions. These Shares of unrestricted stock may be granted or sold for any consideration as determined by the Committee, including, but not limited to, past services or in lieu of cash compensation due to the participant.

Dividend Equivalent Rights

A dividend equivalent right is an Award that entitles a participant to receive credits based on cash distributions that would have been paid on the Shares covered by the Award if the Shares had actually been owned by the participant. Credits may be paid to the participant (in the form of cash, Shares or a combination thereof as determined by the Committee), or credits may be deemed invested in additional Shares, based on the per-Share fair market value on the date of reinvestment, which will accrue additional dividend equivalents.

The Committee will determine the terms and conditions of any award of dividend equivalent rights, but dividend equivalent rights may only be granted as a component of another type of Award (the “Associated Award”). The terms of a dividend equivalent right generally will provide that the right will be settled upon exercise, settlement or payment of, or lapse of restrictions on, the Associated Award, and that the dividend equivalent right will expire or be forfeited under the same conditions as the Associated Award.

Award Limits

No individual may be granted options covering more than 1,000,000 Shares in any one calendar year, and, additionally, the total number of shares covered by Awards other than options granted to any one individual in a calendar year may not exceed 1,000,000 Shares.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. The performance goals may be based on any business criteria that the Committee deems appropriate. However, for purposes of qualifying an award as “performance-based” compensation under Section 162 of the Internal Revenue Code, one or more of the following performance goals must apply: operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of net income, or net income as a percentage of revenue and/or circulation. Goals may apply to McClatchy, on a consolidated basis, or to specified subsidiaries or business units (except with respect to total shareholder return and earnings per share criteria).

Transferability of Awards

Awards granted under the Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to McClatchy of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different. The tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise.

Nonqualified Stock Options and Stock Appreciation Rights

No taxable income is reportable when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares over the exercise price. Any additional gain or loss recognized upon any later disposition of the Shares will be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock

A participant will not have taxable income upon grant of restricted stock unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares. Any additional gain or loss upon disposition of the Shares will be capital gain or loss.

Unrestricted Stock

A participant will recognize ordinary income upon purchase (or grant if Shares are not sold to the participant) equal to the excess of the fair market value over the purchase price. Any additional gain or loss upon disposition of the Shares will be capital gain or loss.

Stock Units and Dividend Equivalent Rights

A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time the stock units or dividend equivalent rights are paid to him or her. If units or rights are settled in the form of Shares, a participant’s basis for determining capital gain or loss upon subsequent disposition will be the fair market value of the Shares on the date the units or rights are paid to the participant.

Tax Effect for McClatchy

McClatchy generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our five most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, McClatchy can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Internal Revenue Code are met. These conditions include shareholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and, for Awards other than stock options, establishment and shareholder approval of performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting McClatchy to receive a federal income tax deduction in connection with such Awards.

Change of Control

Unless the Committee determines otherwise at the time an Award is granted, Shares of restricted stock and stock units will be deemed to have vested and all restrictions and conditions will be deemed to have lapsed. Additionally, the Board of Directors will (1) cancel outstanding Awards and pay or deliver appropriate consideration, in the form of cash or Shares, to reflect the value and appreciation of the Award or (2) provide for the assumption and continuation of, or substitution for, outstanding Awards.

Amendment and Termination

The Board generally may amend or terminate the Incentive Plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board. By its terms, the Incentive Plan automatically will terminate in 2018.

Summary

We believe that the terms of the Incentive Plan are reasonable and customary and that approval of the Incentive Plan is essential to our continued success. Awards such as those provided under the Incentive Plan constitute an important incentive and help us to attract and retain officers, directors and employees whose skills and performance are critical to our success.

The McClatchy Board of Directors unanimously recommends that McClatchy stockholders vote “FOR” approval of the amendment and restatement of McClatchy’s 2004 Stock Incentive Plan and the performance criteria and award limits contained therein.

Item 3.	Approval of Amendment to McClatchy’s Amended and Restated Long-Term Incentive Plan

Overview

We are asking our shareholders to approve an amendment to McClatchy’s previously shareholder approved Amended and Restated Long-Term Incentive Plan (the “L-TIP”) for the purpose of enabling McClatchy to continue attracting and retaining talented personnel. Our Board of Directors has approved the amendment to the L-TIP (the “L-TIP Amendment”), subject to approval of our shareholders at the Annual Meeting. The L-TIP Amendment will increase the annual monetary cap for awards to three million dollars ($3,000,000) and clarify the calculation of pre-tax earnings per share.

Description of L-TIP

The following paragraphs provide a summary of the principal features of the L-TIP and its operation. The following summary is qualified in its entirety by reference to the L-TIP.

Amendment to the L-TIP

The Board of Directors has approved an amendment to the L-TIP that increases the maximum amount payable to any individual for any Performance Period, as defined below, from one million dollars ($1,000,000) to three million dollars ($3,000,000) and clarifies that the calculation of pre-tax earnings per share does not include the effect of extraordinary items. The amendment is set forth in its entirety as Appendix B to this proxy statement.

Purpose

The L-TIP is intended to provide a means to pay long-term incentive compensation to executives who contribute materially to the success of McClatchy

Administration

The L-TIP is administered by the Committee, the members of which are “independent” under the NYSE listing standards as currently in effect. Members of the Committee also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that McClatchy is entitled to receive a federal tax deduction for certain compensation paid under the plan). Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the L-TIP with respect to employees who are not officers or directors of McClatchy.

Eligible Executives

Individuals eligible under the L-TIP include any executives or key employees of McClatchy, or a subsidiary of McClatchy, as determined by the Committee.

Maximum Bonus and Payout Criteria

The amount of any bonus payable to any participating executive pursuant to the L-TIP shall be determined based on the number of “Long-Term Incentive Units” (“Units”) awarded to the executive by the Committee prior to the beginning of a designated “Performance Period.” A Performance Period consists of three consecutive fiscal years. The amount payable after the end of the Performance Period is equal to $1 times the number of the executive’s Units times the number of percentage points (including fractions but not to exceed 100) by which the Company’s Pre-Tax Earnings Per Share increases from Performance Period to Performance Period. “Pre-Tax Earnings Per Share” means McClatchy’s consolidated earnings per share before taxes, but adjusted to exclude extraordinary items, including the gain or loss on the sale of a major asset. The maximum amount payable to any executive with respect to a Performance Period may not exceed three million dollars ($3,000,000).

Transferability of Awards

The interest and property rights of any L-TIP participant shall not be assignable or subject to option.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to McClatchy of Units granted under the L-TIP. Tax consequences for any particular individual may be different. The tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise.

Bonus

A participant will recognize ordinary income upon payment of a bonus pursuant to the L-TIP.

Tax Effect for McClatchy

McClatchy generally will be entitled to a tax deduction in connection with the payment of a bonus pursuant to the L-TIP equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our five most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, McClatchy can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Internal Revenue Code are met. These conditions include shareholder approval of the L-TIP, setting limits on the amount of a bonus that any individual may receive and establishment and shareholder approval of performance criteria that must be met before the Award actually will vest or be paid. The L-TIP has been designed to permit the Committee to grant bonuses that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting McClatchy to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination

The Board generally may amend or terminate the L-TIP at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board.

Summary

We believe that the L-TIP Amendment is reasonable and customary and that approval of the L-TIP Amendment is essential to our continued success. Awards such as those provided under the L-TIP constitute an important incentive and help us to attract and retain officers, directors and employees whose skills and performance are critical to our success

The McClatchy Board of Directors unanimously recommends that McClatchy stockholders vote “FOR” approval of the L-TIP Amendment.

Item 4.    Approval of Amendment and Restatement of McClatchy’s Chief Executive Officer Bonus Plan

Overview

We are asking our shareholders to approve the amendment and restatement of McClatchy’s previously shareholder approved Chief Executive Officer Bonus Plan, as amended (the “CEO Bonus Plan”), for the purpose of motivating and rewarding McClatchy’s Chief Executive Officer (the “CEO”). Our Board of Directors has approved the amendment and restatement to the CEO Bonus Plan (the “CEO Amendment”), subject to approval of our shareholders at the Annual Meeting. The CEO Amendment will increase the annual monetary cap for an award to three million dollars ($3,000,000).

Description of CEO Bonus Plan

The following paragraphs provide a summary of the principal features of the CEO Bonus Plan and its operation. The following summary is qualified in its entirety by reference to the CEO Bonus Plan.

Amendment to the CEO Bonus Plan

The Board of Directors has approved an amendment and restatement of the CEO Bonus Plan that increases the maximum amount payable to the CEO for any Performance Period, as defined below, from two million dollars ($2,000,000) to three million dollars ($3,000,000). The CEO Amendment is set forth in its entirety as Appendix C to this proxy statement.

Purpose

The purpose of the CEO Bonus Plan is to motivate and reward the Company’s CEO for exceptional performance by making a portion of the CEO’s cash compensation directly dependent on the growth of objective McClatchy business criteria.

Administration

The CEO Bonus Plan is administered by the Committee, the members of which are “independent” under the NYSE listing standards as currently in effect. Members of the Committee also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that McClatchy is entitled to receive a federal tax deduction for certain compensation paid under the plan).

Eligible Individual

The individual eligible for a cash bonus under the CEO Bonus Plan is the CEO.

Maximum Bonus and Payout Criteria

The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Internal Revenue Code. The formula(e) shall incorporate one or more of the following objective business criteria based on performance in McClatchy’s operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of revenue, net income, net income as a percentage of revenue and/or circulation. The term “performance period” shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO under the CEO Bonus Plan for any performance period shall not exceed $3,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

Under the CEO Bonus Plan, the Committee determines the CEO’s bonus payment based on an objective formula established in advance by the Committee. In January 2007, the Compensation Committee set Mr. Pruitt’s fiscal 2007 bonus formula. Under this formula Mr. Pruitt’s fiscal 2007 bonus opportunity was .005 times our operating cash flow for the fiscal year (the “Performance Limit”). Fifty percent of the bonus was based on our operating cash flow performance as compared to budgeted operating cash flow goals and the other 50% was based on achievement of non-financial goals. Subject to the Performance Limit and further subject to a maximum dollar limit of $2 million under the CEO Bonus Plan, the 2007 bonus could range from zero to 200% of Mr. Pruitt’s 2007 base pay. Target was 125% of Mr. Pruitt’s 2007 base pay. Mr. Pruitt’s base pay for fiscal 2007 was $1,100,000. Given McClatchy’s 2007 operating cash flow and Mr. Pruitt’s performance, as well as other considerations discussed below in the Committee Discussion and Analysis, the Committee awarded Mr. Pruitt a cash bonus under the CEO Bonus Plan of $800,000 in January 2008.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to McClatchy of bonuses paid under the CEO Bonus Plan. The tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise.

Bonus

A participant will recognize ordinary income upon payment of a bonus pursuant to the CEO Bonus Plan.

Tax Effect for McClatchy

McClatchy generally will be entitled to a tax deduction in connection with the payment of a bonus pursuant to the CEO Bonus Plan equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our CEO. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our CEO will be deductible only to the extent that it does not exceed $1,000,000. However, McClatchy can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Internal Revenue Code are met. These conditions include shareholder approval of the CEO Bonus Plan, setting limits on the amount of a bonus that any individual may receive and establishment and shareholder approval of performance criteria that must be met before the bonus actually will vest or be paid. The CEO Bonus Plan has been designed to permit the Committee to grant bonuses that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting McClatchy to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination

The Board generally may amend or terminate the CEO Bonus Plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board of Directors.

Summary

We believe that the CEO Amendment is reasonable and customary and that approval of the CEO Amendment is essential to our continued success. Awards such as those provided under the CEO Bonus Plan constitute an important incentive and help us to attract and retain a chief executive officer whose skills and performance are critical to our success

The McClatchy Board of Directors unanimously recommends that McClatchy stockholders vote “FOR” approval of the CEO Amendment.

Item 5.    Approval of Amendment and Restatement of McClatchy’s ESPP

We are asking our shareholders to approve an amendment and restatement of McClatchy’s Employee Stock Purchase Plan (the “ESPP”) so that we may increase employees’ interest in McClatchy’s growth and success and encourage employees to remain in the employ of McClatchy or its participating affiliates. Our Board of Directors has approved the amendment and restatement to the ESPP, subject to approval of our shareholders at the Annual Meeting. The amendment and restatement raises the number of shares authorized for issuance thereunder to four million six hundred twenty five thousand (4,625,000) shares.

Description of the ESPP

The ESPP permits eligible employees to elect to have a portion of their pay deducted by McClatchy to purchase shares of Class A Common Stock. The following paragraphs provide a summary of the principal features of the ESPP and its operation. The following summary is qualified in its entirety by reference to the ESPP.

Amendment to the ESPP

The Board of Directors has approved the amendment and restatement of the ESPP which increases the number of Shares available for purchase by eligible employees of McClatchy or any of its participating affiliates from one million eight hundred seventy five thousand (1,875,000) to four million six hundred twenty five thousand (4,625,000). The ESPP is set forth in its entirety as Appendix D to this proxy statement.

Administration

Subject to the terms of the ESPP, the ESPP will be administered by the Committee. The Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of the Committee’s determinations will be conclusive and binding.

The number of shares authorized for issuance under the ESPP is four million six hundred twenty five thousand (4,625,000). In the event of any increase or decrease in the number of outstanding Shares resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by McClatchy or the distribution of the shares of a subsidiary to the McClatchy stockholders the number of Shares shall be adjusted proportionately.

There are four annual periods during which participants may make contributions towards the purchase of Shares under the ESPP. These four annual periods consist of four three-month periods, commencing on each January 1, April 1, July 1 and October 1. We refer to these periods herein as the “purchase periods.”

Eligibility

Any employee of McClatchy or its participating affiliates (1) whose customary employment is for more than five months per calendar year, (2) who works at least 20 hours per week, and (3) who has been an employee of

McClatchy or its participating affiliates for not less than six consecutive months may participate in the ESPP, except that the following employees are not eligible to participate:

•

an employee who, after exercising such employee’s rights to purchase stock under the ESPP, would own stock (including stock that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of McClatchy capital stock; or

•	an employee who is a non-resident alien with no U.S. source income.

An employee must be employed on the last day of the purchase period in order to acquire stock under the ESPP.

Participation Election

An eligible employee may become a participant in the ESPP by completing forms provided by McClatchy or its designated broker and submitting them in the manner specified by McClatchy or its designated broker. The form will authorize McClatchy to have deductions in whole percentages made from pay on each payday following enrollment in the ESPP, with such percentages not to be less than 1% or more than 6%. The deductions or contributions will be credited to the employee’s account under the ESPP. During any purchase period, an employee may not increase or decrease the employee’s percentage of payroll deduction or contribution for that purchase period, except as authorized by the Committee, nor may an employee withdraw any contributed funds other than by terminating participation in the ESPP, as described below. A participating employee may increase or decrease the employee’s payroll deduction or periodic cash payments, to take effect on the first day of the next purchase period, by delivering to McClatchy a new form regarding election to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time.

Purchase Price

Rights to purchase Shares will be deemed granted to participating employees as of the first trading day of each purchase period. The purchase price for each Share for a purchase period is the lesser of (1) 85% of the fair market value of a Share on the first trading day of the purchase period or (2) 85% of the fair market value of a Share on the last trading day of the purchase period.

Purchase Limit

No employee may purchase Shares in any calendar year under the ESPP and all other “ESPPs” of McClatchy and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the purchase period. McClatchy also limits the number of Shares an employee may purchase during a purchase period to 1,000 Shares, which amount may be amended from time to time with the approval of the Chief Executive Officer.

Purchase of Shares

On the last day of each purchase period, the purchase date, a participating employee will be credited with the number of whole Shares purchased under the ESPP for such period. Shares purchased under the ESPP will be held in the custody of an agent designated by McClatchy. Certificates representing the number of Shares purchased shall be issued as soon as reasonably practicable after the close of the purchase period. Shares are registered in the name of the participant.

If in any purchase period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately.

Termination of Participation

A participating employee will be refunded all monies in the employee’s account without interest, and the employee’s participation in the ESPP will be terminated if (1) the employee ceases to be eligible to participate in the ESPP, (2) the employee voluntarily leaves the employ of McClatchy or a participating affiliate prior to the purchase date or (3) the employee elects to terminate participation in the ESPP. A participating employee’s participation in the ESPP will also terminate in the event that the Board of Directors elects to terminate the ESPP, except that termination of the ESPP may not impair the vested rights of the participant.

Transferability of Shares

The rights of any participant under the ESPP, or any participant’s interest in any Shares or moneys to which he or she may be entitled under the ESPP, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. Once a stock certificate has been issued to the employee or for the employee’s account, such certificate may be assigned like any other stock certificate.

Amendment and Termination

The Board of Directors shall have the right to amend, suspend or terminate the ESPP at any time (without notice) and in such manner as the Board of Directors may determine. Any increase in the aggregate number of Shares to be issued under the ESPP shall be subject to approval by a vote of the stockholders. In addition, any other amendment of the ESPP shall be subject to approval by a vote of the stockholders to the extent required by an applicable law or regulation.

Change in Control

In the event of a dissolution or liquidation of McClatchy, or a merger or consolidation to which McClatchy is a constituent corporation, the ESPP shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Share hereunder shall be refunded, without interest.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to McClatchy. Tax consequences for any particular individual may be different. The tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise.

Tax Effect for Individuals

The ESPP is intended to qualify as an “ESPP” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Shares (on the first day of a purchase period) or when the right to purchase Shares is exercised (on the last day of the purchase period).

If the participating employee holds the Shares purchased under the ESPP for at least two years after the first day of the purchase period in which the Shares were acquired, which we refer to as the “grant date,” and for at least one year after the Shares are purchased, when the participating employee disposes of the Shares, the employee will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the Shares on the date of disposition over the price paid for the Shares; or

•

the fair market value of the Shares on the grant date multiplied by the discount percentage for stock purchases under the ESPP, which discount percentage is generally 10%, although McClatchy may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the Shares within two years after the grant date or within one year after the Shares are purchased, the employee will recognize ordinary income equal to the fair market value of the Shares on the last day of the purchase period in which the Shares were acquired less the amount paid for the Shares. The ordinary income recognition pertains to any disposition of Shares acquired under the ESPP, such as by sale, exchange or gift.

Upon disposition of the Shares acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Shares may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Effect for McClatchy

If the participating employee satisfies the two-year holding period for Shares purchased under the ESPP, McClatchy will not receive any deduction for federal income tax purposes with respect to those Shares or the right under which it was purchased. If the employee does not satisfy the two-year holding period, McClatchy will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on McClatchy.

Summary

We believe that the terms of the amendment to the ESPP are reasonable and customary and that approval of the amendment to the ESPP is essential to our continued success. An ESPP constitutes an important incentive and helps us attract and retain officers, directors and employees whose skills and performance are critical to our success.

The McClatchy Board of Directors unanimously recommends that McClatchy stockholders vote “FOR” approval of the amendment and restatement of McClatchy’s ESPP.

Item 6.	Ratification of Deloitte & Touche LLP as McClatchy’s Independent Registered Public Accounting Firm

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 28, 2008. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees Billed to McClatchy by Deloitte & Touche LLP

The following table shows the fees paid or accrued by McClatchy for the audit and other services provided by Deloitte & Touche LLP for fiscal 2007 and 2006.

	2007	2006
Audit Fees(1)	$2,796,000	$2,645,627
Audit-Related Fees(2)	413,290	1,247,566
Tax Fees(3)	617,224	756,775
All Other Fees	—	—

Total	$3,826,514	$4,649,968

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and our controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
(3)	Tax fees for fiscal 2007 and 2006, respectively, consisted primarily of $8,500 and $26,833 for tax compliance and $608,724 and $730,442 for tax advice and tax planning.

In considering the services provided by Deloitte & Touche, the Audit Committee discussed the nature of the services with the independent auditors and management and determined that the services were compatible with the provision of independent audit services permitted under the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002. All of the fees paid or accrued reflected in the table above were paid or accrued in connection with engagements that were approved according to the Audit Committee’s pre-approval policy described below.

Audit Committee Pre-approval Policy

All audit and permissible non-audit services provided to McClatchy by Deloitte & Touche are pre-approved by the Audit Committee, or subject to the procedure established by the Audit Committee, by the Chairman of the Audit Committee if the fees for services involved are less than $50,000.

Voting Matters

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

The Board of Directors unanimously recommends that McClatchy stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

The Board of Directors is responsible for overseeing the Company’s affairs for the benefit of McClatchy’s shareholders. The principal functions of the Board and its Committees are described in our Corporate Governance Guidelines, which are available on our website at www.mcclatchy.com or a copy of this document may be obtained, without charge, upon the request of any shareholder by contacting McClatchy at (916) 321-1846. For fiscal year 2007, the chief executive officer of McClatchy certified to the NYSE that McClatchy was in compliance with the NYSE’s corporate governance listing standards.

In addition, we have also adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, as well as a code of ethics for senior officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. These codes of ethics can also be found on our website at www.mcclatchy.com or copies of these documents may be obtained, without charge, upon the request of any shareholder by contacting McClatchy at (916) 321-1846. Any waivers of the code of ethics will be posted on our website.

Board Independence

The Board has determined that each of the current director nominees, other than Gary Pruitt, Chairman, President and Chief Executive Officer, and William McClatchy, who is the son of McClatchy’s former Publisher, James B. McClatchy (who retired in June 2005 and died in June 2006), has no material relationship with the Company and is “independent” within the meaning of the NYSE listing standards, as currently in effect. In evaluating the independence of Molly Maloney Evangelisti and Brown McClatchy Maloney, the Board took into consideration that they are cousins of James McClatchy and William McClatchy and in evaluating the independence of Kevin S. McClatchy, the Board took into consideration that he is a cousin of William McClatchy and a nephew of James B. McClatchy. The Board also considered, among other things, the overall nature of these familial relationships and that each of them lives in a separate household, and concluded that these relationships were not material with respect to the independence of each of Molly Maloney Evangelisti, Brown McClatchy Maloney or Kevin McClatchy as directors of McClatchy. Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Committee on the Board and the Nominating Committee is “independent” within the meaning of the NYSE listing standards, as currently in effect.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 15 directors. P. Anthony Ridder, currently a Class A director, is not standing for reelection at the shareholders meeting. The Board has the following five committees: (1) Audit Committee, (2) Compensation Committee, (3) Committee on the Board, (4) Nominating Committee and (5) Pension and Savings Plans Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board. These charters are available on our website at www.mcclatchy.com and are also available in print to any shareholder requesting copies.

The Board of Directors met six times during fiscal 2007. No director attended fewer than 75% of the aggregate number of meetings of the board and any committee on which such director served, other than Kevin McClatchy, who attended 66%. All directors, with the exception of Kevin McClatchy, attended the last annual meeting of shareholders. The Board has no formal policy regarding attendance at the company’s annual meetings of shareholders.

Compensation Committee

During 2007, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks and S. Donley Ritchey served as members of the Compensation Committee. In January 2008, Larry Jinks was named chairman of the Compensation Committee and Theodore R. Mitchell became a member. As set forth in its charter, the Compensation Committee reviews and approves goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives. The Compensation Committee also determines the compensation of the CEO and the other executive officers and recommends to the Board of Directors compensation of the non-employee directors, administers McClatchy’s incentive compensation and equity-based plans, oversees and assists in preparing the Compensation Discussion & Analysis for inclusion in the proxy statement, provides a description of the processes and procedures for the consideration and determination of executive and director compensation for inclusion in the proxy statement, prepares a Compensation Committee report for inclusion in the Company’s proxy statement, and annually reviews the Compensation Committee charter and the Committee’s performance. The report of the Compensation Committee is included in this proxy statement on page 33.

The Compensation Committee generally meets in July each year to consider compensation trends and best practices in compensation policies and their applicability to McClatchy. The Committee meets again in December each year to determine compensation (including base salary, bonus targets and long-term incentive awards) for the executive officers, other than Mr. Pruitt’s bonus targets (as discussed below), for the following fiscal year. Mr. Pruitt then determines the particular bonus goals for the executive officers within the targets established by the Committee. At the beginning of each fiscal year, Mr. Pruitt also determines the amount of the bonus paid to the other executive officers for the prior fiscal year based on whether the goals have been attained. In January, the Compensation Committee meets to determine the bonus award for the prior fiscal year for Mr. Pruitt and to set the bonus formula for his bonus for the current fiscal year. For additional information on Mr. Pruitt’s role in the executive compensation setting process for our named executive officers in 2007, see the “Compensation Discussion and Analysis” below.

For assistance and objective data in determining the compensation of the executive officers, for each of the last several years, including in 2007, the Compensation Committee engaged Towers Perrin, an outside executive compensation consultant, to analyze general market trends in executive compensation and the compensation of the Company’s executive officers, including the named executive officers, compared to its Media Industry Databank, a comprehensive survey of the compensation paid by other media companies. Towers Perrin does not determine or recommend the amount or form of executive officer or non-employee director compensation, but instead provides requested data to the Committee, as more fully described in the “Compensation Discussion and Analysis” below.

The Compensation Committee has delegated to Mr. Pruitt the authority to grant a limited number of SARs and long-term incentive awards to non-executive employees. The Committee determines the total number of SARs and other awards that Mr. Pruitt is permitted to grant annually. Mr. Pruitt makes grants of equity awards to new hires or promoted employees, with a grant date as of the employee’s first day of employment or effective date of promotion and, with respect to SARs and options, at an exercise price equal to the closing market price of our Class A Common Stock on the date of grant.

The Compensation Committee is comprised solely of non-employee directors of McClatchy, all of whom are independent pursuant to New York Stock Exchange rules. The Compensation Committee held four meetings during fiscal 2007.

Audit Committee

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Kathleen Foley Feldstein, Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Mr. Barnes also serves on the audit committees of Longs Drug Stores Corporation, Herbalife, Ltd. and Citizens Communications, Inc. Until

April 2007, Mr. Ritchey served as chair of the AT&T, Inc. audit committee. The Board has made an affirmative determination that service on such other audit committees does not impair Mr. Barnes’ ability to serve effectively on McClatchy’s Audit Committee. The Board has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Audit Committee has been established in accordance with Section 10A(m)(1) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Among other things, the Audit Committee appoints, evaluates and determines the compensation of McClatchy’s independent auditors; reviews and approves the scope of the annual audit, and the financial statements; reviews McClatchy’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance, if provided by the Company; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on McClatchy’s financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management and oversees McClatchy’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from McClatchy for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee regularly meets separately with members of management, the director of internal audit and McClatchy’s independent auditors. The Audit Committee held 14 meetings during fiscal 2007. The report of the Audit Committee is included in this proxy statement beginning on page 50.

Committee on the Board

Joan F. Lane serves as the chairperson and Elizabeth Ballantine, Leroy Barnes, Jr., William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Kevin S. McClatchy, and Theodore R. Mitchell serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate, including development of corporate governance principles applicable to McClatchy, evaluation of the composition and organization of the Board of Directors and its committees, and recommendation of qualifications, expertise and characteristics for potential Board members. The Committee on the Board annually reviews its charter and the Committee’s performance. The Committee on the Board held one meeting during fiscal 2007.

Nominating Committee

During 2007, Larry Jinks served as the chairperson and Elizabeth Ballantine, Larry Jinks, Brown McClatchy Maloney, Theodore R. Mitchell and S. Donley Ritchey served as members of the Nominating Committee. In January 2008, Theodore R. Mitchell was named chairman of the Nominating Committee. The Nominating Committee conducts searches and evaluates and proposes nominees for election to the Board based on criteria approved by the Board. The Nominating Committee evaluates and recommends the proposal for the board slate for election by the shareholders and will consider recommendations from shareholders for director candidates, as described below. The Nominating Committee annually reviews its charter and the Committee’s performance. The Nominating Committee held three meetings during fiscal 2007.

Pension and Savings Plans Committee

Leroy Barnes, Jr. serves as the chairperson and Joan F. Lane, Kevin S. McClatchy, William McClatchy, Theodore R. Mitchell, Gary B. Pruitt and P. Anthony Ridder serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee annually reviews its charter and the Committee’s performance. The Pension and Savings Plans Committee held two meetings during fiscal 2007.

Consideration of Director Nominees

Shareholder Nominees

Any shareholder nominations proposed for consideration by the Nominating Committee for Board membership should include the nominee’s name and qualifications and should be addressed to:

Corporate Secretary

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Director Qualifications

Under our Corporate Governance Guidelines, the Committee on the Board is responsible for reviewing with the Board the appropriate skills and characteristics of Board members, as well as the composition of the Board as a whole. Under these criteria, Board candidates should demonstrate high ethical standards, capacity for leadership and broad business or professional experience. In assessing a candidate, the Nominating Committee will consider skills; diversity; age; independence; geographic proximity to our newspapers and other operations; experience in areas such as operations, journalism, finance, interactive media and marketing; and the general needs of the Board.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating Committee and may be considered at any point during the course of the year. The Nominating Committee will consider properly submitted nominees of shareholders, as discussed above. The nominees standing for election at the 2008 annual meeting were recommended by the Nominating Committee in early 2008.

Executive Sessions

Executive sessions of non-management directors are held at least three times per year, as scheduled by the non-management director chairing the sessions. In addition, at least once each year, the independent directors meet in executive session. Executive sessions of the Board are scheduled and chaired by the Chair of the Committee on the Board. Joan Lane is the current chair of the Committee on the Board. Any non-management director may also request that additional executive sessions be scheduled.

Communication with the Board

Individuals may communicate with the Board by addressing correspondence to:

The Board of Directors

The McClatchy Company

c/o Corporate Secretary

2100 Q Street

Sacramento, CA 95816

All communication received will be reviewed and processed by the Corporate Secretary and communicated to the Board of Directors as appropriate. If you wish to contact only non-management directors, please direct correspondence to the Chair of the Committee on the Board at the address above.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 18, 2008, by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options exercisable within 60 days following the record date are deemed beneficially owned by the person holding those options. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement described later in this proxy statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

		Deemed Beneficial Ownership of Class A Common Stock
Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More Than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock		Percent of Class
William K. Coblentz	20,700	12,984,977	(2)(3)	18.51%
Gary B. Pruitt	74,263	13,156,763	(2)(4)	18.72%
William Ellery McClatchy	125	12,949,652	(2)(5)	18.46%
William McClatchy	1,690	12,910,440	(2)	18.42%
Molly Maloney Evangelisti	102,377	5,578,377	(6)	8.90%
Brown McClatchy Maloney	7,551	5,204,741	(7)	8.34%
Kevin S. McClatchy	1,200	928,445	(8)	1.60%
Frank R. J. Whittaker	5,917	201,917	(9)	*
Robert J. Weil	4,726	200,726	(10)	*
Patrick J. Talamantes	2,735	137,235	(11)	*
Lynn Dickerson	941	63,191	(12)	*
Elizabeth Ballantine	43,290	65,540	(13)	*
P. Anthony Ridder	14,298	14,298		*
Frederick R. Ruiz	11,075	33,325	(14)	*
Joan F. Lane	4,325	26,575	(15)	*
S. Donley Ritchey	8,275	23,025	(16)	*
Larry Jinks	3,617	20,867	(17)	*
Leroy Barnes, Jr.	1,200	15,950	(18)	*
Theodore R. Mitchell	1,200	13,450	(19)	*
Kathleen Foley Feldstein	3,383	3,383		*
Ariel Capital Management, LLC	16,258,800	16,258,800	(20)	28.43%
Bestinver Gestion S.A., SGIIC	9,466,531	9,466,531	(21)	16.55%
Brandes Investment Partners, LP.	6,502,343	6,502,343	(22)	11.37%
FMR LLC	5,691,224	5,691,224	(23)	9.95%
Gardner Russo & Gardner	4,704,428	4,704,428	(24)	8.23%
All executive officers and directors as a group (23 persons)	324,556	25,238,518	(25)	30.74%

*	Represents less than 1%.
(1)

All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Ariel Capital Management, LLC, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601; (ii) Bestinver Gestion S.A., SGIIC, Madrid, Spain, Calle Juan de mena, no 8, 28014; (iii) Brandeis Investment Partners, LP, 11988 El Camino Real, Suite 500, San Diego, CA 92130; (iv) FMR LLC., 82 Devonshire Street, Boston, MA 02109; and (v) Gardner Russo & Gardner, 223 East Chestnut Street, Lancaster, PA 17602.

(2)

Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. William McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts.

(3)	Includes 14,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(4)

Includes (i) 582,500 shares subject to stock options which are currently exercisable or exercisable within 60 days; (ii) 40,000 shares of restricted stock which were granted on January 25, 2005 and vest, subject to certain performance criteria, on January 25, 2009; and (iii) 12,500 shares of restricted stock which were granted on January 24, 2006, and vest over two annual installments subject to certain performance criteria beginning January 24, 2009.

(5)	Includes 3,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(6)	Includes 22,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(7)	Includes 3,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(8)	Includes 19,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(9)	Includes 196,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(10)	Includes 196,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(11)	Includes 134,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(12)	Includes 62,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(13)	Includes 22,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(14)	Includes 22,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(15)	Includes 22,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(16)	Includes 14,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(17)	Includes 17,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(18)	Includes 14,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(19)	Includes 12,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(20)

Based on a Schedule 13G/A filed on February 13, 2008. Ariel Capital Management, LLC has shared voting power with respect to 12,88,827 shares and shared dispositive power with respect to 16,210,845 shares.

(21)	Based on a Schedule 13G filed on January 31, 2008.
(22)

Based on a Schedule 13G/A filed on February 14, 2008. Brandes Investment Partners, L.P. has shared voting power with respect to 4,639,569 shares and shared dispositive power with respect to 6,502,343 shares.

(23)

Based on a Schedule 13G/A filed on February 14, 2008. Includes beneficial ownership of entities and individuals affiliated with FMR LLP, including Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Equity-Income Fund .

(24)	Based on a Schedule 13G/A filed on February 11, 2008.
(25)

Includes those shares subject to options indicated in notes (3) through (19) above and 1,655,000 shares subject to stock options not otherwise included in notes (3) through (19) above, which are currently exercisable or exercisable within 60 days.

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 18, 2008 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock. Pursuant to the Shareholders’ Agreement described below, only current holders of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy may hold shares of Class B Common Stock of McClatchy. Accordingly, other than as listed below, no officer or director beneficially owns shares of the Class B Common Stock.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More Than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class B Common Stock Beneficially Owned		Percent of Class
William Ellery McClatchy	12,949,527	(2)	51.69%
William K. Coblentz	12,949,527	(3)	51.69%
William McClatchy	12,905,000	(4)	51.51%
Gary B. Pruitt	12,500,000	(5)	49.90%
Molly Maloney Evangelisti	5,453,500	(6)	21.77%
Brown McClatchy Maloney	5,193,440	(7)	20.73%
Kevin S. McClatchy	907,495		3.62%
All executive officers and directors as a group (23 persons)	23,258,962	(8)	92.85%

(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816.
(2)

Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. William McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.

(3)

Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. William McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Also includes 449,527 shares of Class B Common Stock over which William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. William K. Coblentz disclaims beneficial ownership of these shares.

(4)

Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. William McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. William McClatchy disclaims beneficial ownership of these shares.

(5)

These shares are held under four separate trusts each with 3,125,000 shares of Class B Common Stock and different income beneficiaries. William McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Gary B. Pruitt disclaims beneficial ownership of these shares.

(6)

Includes 1,650,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.

(7)

Includes 1,650,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 164,640 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 41,160 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.

(8)	Includes those shares of Class B Common Stock indicated in notes (2) through (7) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is generally any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy.

In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely. The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

DIRECTOR COMPENSATION

The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of our non-employee directors for the fiscal year ended December 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b) (1)	(c)	(d)		(e)	(f)	(g)	(h)
Elizabeth Ballantine	$52,000	$36,228	$19,068	(4)	—	—	—	$107,296
Leroy Barnes	$76,875	$36,228	$19,068	(4)	—	—	—	$132,171
William Coblentz	$59,875	$36,228	$19,068	(4)	—	—	—	$115,171
Molly Maloney Evangelisti	$50,000	$36,228	$19,068	(4)	—	—	—	$105,296
Kathleen Foley Feldstein	$65,250	$36,228	—	(5)	—	—	—	$98,478
Larry Jinks	$79,875	$36,228	$19,068	(4)	—	—	—	$135,171
Joan Lane	$69,875	$36,228	$19,068	(4)	—	—	—	$125,171
Brown McClatchy Maloney	$47,000	$36,228	$14,552	(5)	—	—	—	$97,780
Kevin S. McClatchy	$43,000	$36,228	$19,068	(4)	—	—	—	$98,296
William McClatchy	$48,000	$36,228	$14,552	(5)	—	—	—	$97,780
Theodore Mitchell	$56,500	$36,228	$19,068	(4)	—	—	—	$111,796
P. Anthony Ridder	$45,500	$36,228	—	(5)	—	—	—	$81,728
S. Donley Ritchey	$83,625	$36,228	$19,068	(4)	—	—	—	$138,921
Frederick R. Ruiz	$61,750	$36,228	$19,068	(4)	—	—	—	$117,046

(1)	Includes annual retainer, committee chair fees and board and committee meeting fees, as described below.
(2)

On May 16, 2007 each director received a grant of 1,200 shares of Class A Common Stock. These awards have replaced stock options as the equity component of the directors’ compensation, as described below. Amounts shown in column (c) reflect the full grant date fair value of the awards, as computed in accordance with FAS 123(R).

(3)

No director received a grant of stock options in 2007. Amounts shown in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007 for option grants awarded in fiscal years 2005 and 2006, determined in accordance with FAS 123R, other than disregarding any estimates of forfeitures relating to service-based vesting conditions. Assumptions used in the calculation of this amount are included in footnote 10 to the Company’s audited financials contained in its Form 10-K for the year ended December 30, 2007.

(4)

For fiscal years 2003 through 2006, non-employee directors received 3,000 options at each annual meeting. For fiscal years 1998 through 2002, non-employee directors received 2,500 stock options at each annual meeting. For fiscal year 1997 and prior, non-employee directors received 1,875 stock options at each annual meeting. Each such award has a 10-year term, and four-year ratable vesting each March 1 following the meeting based on continued service. The table below shows the vested and unvested unexercised options held by each non-employee director as of December 30, 2007.

(5)

Brown McClatchy Maloney and William McClatchy were named members of the board of directors in September 2004 and have received the annual grant of stock options only since May 2005. Kathleen Folely Feldstein and P. Anthony Ridder were named members of the Board in June 2006 and have not received any grants of stock options.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Elizabeth Ballantine	22,250	2,250
Leroy Barnes	14,750	2,250
William Coblentz	14,750	2,250
Molly Maloney Evangelisti	22,250	2,250
Kathleen Foley Feldstein	—	—
Larry Jinks	17,250	2,250
Joan Lane	22,250	2,250
Brown McClatchy Maloney	3,750	2,250
Kevin McClatchy	19,750	2,250
William McClatchy	3,750	2,250
Theodore Mitchell	12,250	2,250
P. Anthony Ridder	—	—
S. Donley Ritchey	14,750	2,250
Frederick R. Ruiz	22,250	2,250

Director Compensation Arrangements

We use a combination of cash and stock-based compensation to attract and retain qualified individuals to serve on our Board. Generally, the Compensation Committee reviews the compensation of our non-employee directors on a bi-annual basis, with the last review occurring in January 2007. In determining director compensation, we have considered publicly-available data from companies within our industry, data collected by our human resources department regarding trends in director compensation and competitive data prepared by Towers Perrin, our outside compensation consultant. We also consider the significant amount of time that our directors devote to the business of the Company.

During fiscal 2007, McClatchy paid its non-employee directors an annual retainer of $40,000 per year plus $2,000 per day for in-person attendance at meetings of the Board of Directors and $1,500 for attendance at committee meetings. Attendance at regular board meetings by teleconference was compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chairs of the Audit Committee and the Compensation Committee, received an additional $7,500 per year for their services. The Audit Committee chairperson received an additional $12,500 per year for his services and the Compensation Committee chairperson received an additional $8,500 per year for his services. McClatchy also reimbursed non-employee directors for reasonable expenses incurred by them in connection with the business and affairs of McClatchy. In addition, each non-employee director receives an annual award of 1,200 shares of fully-vested Class A Common Stock under the 2004 Stock Incentive Plan. In 2007, these awards replaced stock options as the equity component of the directors’ compensation. The first award of stock was made on May 16, 2007.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2007 Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”) and the Company’s 2007 Annual Report on Form 10-K, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Form 10-K”). Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy and Form 10-K.

Compensation Committee:

Larry Jinks, Chairman

William K. Coblentz

Molly Maloney Evangelisti

Theodore R. Mitchell

S. Donley Ritchey

Compensation Discussion and Analysis

Our Compensation Committee is responsible for reviewing and approving the annual compensation for the nine executive officers of the Company, which include the named executive officers set forth in the Summary Compensation Table below: the President and Chief Executive Officer, Mr. Gary Pruitt; the Vice President of Finance and Chief Financial Officer, Mr. Patrick Talmantes; and our three Vice Presidents of Operations, Mr. Robert Weil, Mr. Frank Whittaker and Ms. Lynn Dickerson.

Objectives of Our Compensation Program

We believe the following objectives serve as the overall foundation of our executive compensation program:

•

the overall compensation of our executives should be based on the performance of the executives in managing our company, taking into consideration general economic and specific company, industry and competitive conditions as appropriate or required;

•

our executives’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will in the long-term reflect our operating performance and, therefore, the performance of our executives in managing the company;

•	by awarding stock and other long-term incentive awards to our executives, we focus our senior management on this long-term operating performance of McClatchy; and

•

while focusing on the long-term success of the company, annual business and individual performance goals are essential components within our executive compensation program, as the consistent achievement of these more immediate goals tracks the trajectory for long-term success.

Setting of Executive Compensation

Review of Market Data.

To assist us in establishing the compensation levels of our named executive officers (“NEOs”), the Compensation Committee has, since 2005, retained Towers Perrin, a nationally recognized executive compensation consulting firm. Each year, at the request of the Compensation Committee, Towers Perrin performs a study of the compensation of senior management at McClatchy and the other media companies included in Towers Perrin’s Media Industry Database and prepares a summary of the compensation paid to senior management at these companies at the 25th, 50th and 75th percentiles. This databank includes over 100 publicly-traded media companies, the vast majority of which are not specific to the newspaper segment of the media industry. While the database includes the newspaper companies we view as our direct competition, the Compensation Committee does not look exclusively to the companies included in this database in setting McClatchy’s executive compensation, but instead considers the compensation trends and amounts paid in this database as a whole. We believe it is important to review the compensation paid to this wider group of companies as it provides a broader base of information and compensatory trends in our industry as a whole, and we do not limit our recruiting efforts to solely other newspaper companies. We do not “benchmark” or otherwise formally target a certain percentile within this database when setting the compensation paid to our NEOs.

Internal Analysis.

The results of the study by Towers Perrin provide a starting point for our Compensation Committee’s analysis. While our Compensation Committee does not formally “benchmark” or have any formal guidelines or policies with respect to the mix of base salary, bonus and long-term incentives, we generally attempt to set executive compensation levels at or near the median of the information included in the Towers Perrin study for base salary, annual cash incentive and total direct compensation (which includes base salary, annual cash incentive and long-term incentives), after adjustments in the data to reflect our size compared to those other companies. We believe that, based on McClatchy’s size, line of business and competitive position in attracting and retaining executives, generally targeting compensation levels at or near the median is appropriate.

In addition, our Compensation Committee subjectively reviews a number of other factors in order to determine a total compensation package for the NEOs that is intended to reward these executives for their past contributions towards McClatchy’s long-term performance and to be a catalyst for continued advancement of McClatchy’s long-term success. In this regard, the Compensation Committee reviews, in its subjective discretion, performance indicators such as:

•	achievement in revenue;

•	earnings and cash flow;

•	readership, circulation and website traffic;

•	product excellence and market acceptance;

•	strategic planning outcomes and initiatives;

•	development of new products and services;

•	interactive and direct marketing initiatives;

•	management development;

•	achievement of diversity goals in hiring practices;

•	community involvement; and

•	good corporate citizenship.

The Compensation Committee annually evaluates the trends within and among these indicators, and no one indicator is specifically weighted more than another. The Compensation Committee also takes into consideration overall individual executive performance, based in part on the subjective assessment provided by Mr. Pruitt with respect to each officer’s performance during the prior year, each officer’s pay as compared to other officers and general economic and industry conditions affecting McClatchy. We discuss the material considerations affecting our NEO compensation levels during 2007 below.

With regard to the compensation of Mr. Pruitt, we also specifically take into account the compensation levels of the chief executive officers at 11 other publicly-traded newspaper companies as publicly reported by those companies, given that we consider these companies our primary competitors. These companies include:

• Belo Corporation	• Media General, Inc.

• Dow Jones & Company, Inc.	• New York Times Company

• Gannett Company, Inc.	• E.W. Scripps Company

• Journal Communications, Inc.	• Tribune Company

• Journal Register Company	• Washington Post Company

• Lee Enterprises, Inc.

Each of the companies is also included in the Towers Perrin databank discussed above. Also, in reviewing this information, we generally take into account the fact that these companies, while all newspaper companies, vary in size based on revenue, operating cash flow, circulation and readership. The Committee believes it is helpful, as noted above, to consider the compensation levels at these companies given that we consider them our primary competitors. As of late 2007, Tribune Company is no longer a public company and, as a result, will no longer be included in this peer group.

Historically, the comparative information for these 11 companies was compiled internally for the Committee. In late 2006, when we set the 2007 compensation levels for the NEOs, this information was provided to the Committee based on the internal review of each company’s 2006 proxy statement compensation information. However, beginning in 2007, our outside consultant, Towers Perrin, began compiling this data for us given that the company-specific information is included in their proprietary databank.

Elements of Our Compensation Program

We compensate our NEOs through a mix of:

•	annual base salary;

•	annual cash incentives based on achievement of performance objectives on an individual and unit and/or company-wide basis, as applicable;

•	cash incentives under the Amended and Restated Long-Term Incentive Plan (“L-TIP”), based upon growth in pre-tax earnings per share over a three-year period of time;

•	stock option, stock appreciation rights, and performance shares; and

•	retirement benefits.

As stated above, the Committee does not have any formal guidelines or policies regarding the mix of these pay components from year to year, although we do informally look to the median of the companies included in the Towers Perrin survey with respect to each officer’s base salary, annual cash incentive and total direct compensation. As a result, the Committee considers each compensation element separately and together as a total compensation package in making decisions to achieve a level of compensation targeted toward the median of the companies within the survey.

Base Pay

In determining each NEO’s base pay for 2007, our Compensation Committee reviewed the Towers Perrin analysis described above and considered the recommendations of Mr. Pruitt for the officers other than himself. In making recommendations to the Compensation Committee regarding the other NEOs’ base pay, Mr. Pruitt recommended that the base pay levels reflect the median pay levels shown in the Towers Perrin analysis, taking into account the fact that the responsibilities of the NEOs had increased substantially with the Company’s acquisition of Knight-Ridder, Inc. in June 2006. With respect to Ms. Dickerson, Mr. Pruitt’s recommendation also reflected the fact that she was relatively new to her position as Vice President, Operations, having been promoted to that position in June 2006. Thus, based on Mr. Pruitt’s recommendations, the Compensation Committee generally approved base salary increases in 2007 of approximately 12.8% for each of Messrs. Weil and Whittaker and 13.9% for Mr. Talamantes. Ms. Dickerson’s base salary increase for 2007 was 22.8% reflecting in large part her promotion from the publisher of The Modesto Bee to vice president, operations in June 2006 and the Committee’s desire to bring her base salary up to a level closer to that of Messrs. Weil and Whittaker.

For Mr. Pruitt, the Compensation Committee reviewed the Towers Perrin survey information generally, as well as focused on the publicly-available information on the compensation paid to the CEO at the 11 newspaper companies described above. And, as noted above, we took into account the variance in size of these companies relative to McClatchy. Accordingly, the Committee approved an increase to Mr. Pruitt’s base salary for 2007 equal to approximately 4.8%, which we believe, placed Mr. Pruitt slightly below the median level for his position.

As noted above, the Compensation Committee generally looks to the median pay levels of the survey information and, for Mr. Pruitt, those of the specific newspaper companies listed above. For 2007, the base salary paid to each of our NEOs generally approximated the median base salaries for comparable positions within this survey information.

For fiscal year 2008, none of our executive officers, including any of the NEOs other than Ms. Dickerson, received a base salary increase due to the continued challenging advertising revenue environment faced by the Company and the newspaper industry generally. Ms. Dickerson’s increase reflected the Committee’s desire to bring her base salary to the same level as Messrs. Weil and Whittaker.

Annual Cash Bonus

We believe annual cash bonuses incentivize our NEOs to meet our longer-term goals by providing the officers an ability to reach shorter-term goals over which they have more direct control. The Committee’s goal is to establish short-term incentive opportunities that are meaningful in relation to each executive’s total compensation and the executive’s level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive’s total compensation is at risk.

Non-CEO Cash Bonuses.  Our Management by Objective Annual Bonus Plan, or MBO Plan, applies to each NEO other than Mr. Pruitt and provides for the award of annual cash incentive compensation based on full or partial achievement of pre-established financial and non-financial performance goals. Incentive bonuses under the MBO Plan are determined by multiplying the target bonus amount for each NEO by the number of points achieved towards the target, with such points expressed as a percentage. For fiscal year 2007, the annual cash incentive was targeted to a pre-determined percentage of the base salary of the participating NEO, varying from 55% to 60%, as set forth in the table below. The Committee determined these targets based on the recommendation of Mr. Pruitt and the Committee’s review of the Towers Perrin databank concerning target bonus levels at other media companies within the databank.

In addition, each NEO has the opportunity to increase his or her target percentage by five or 10 percentage points based on the Company’s earnings per share (“EPS”) performance over a target amount (the “EPS Target”), as follows:

Officer	Target Annual Bonus (% of Salary)	Potential Increase in Target Annual Bonus	EPS Target ($)
Mr. Talamantes	55%	60%	3.93
Mr. Weil	60%	70%	3.93
Mr. Whittaker	60%	70%	3.93
Ms. Dickerson	60%	70%	3.93

The EPS Target of $3.93 was set based on budgeted 2007 EPS, which was approved by the Board of Directors as part of its approval of McClatchy’s 2007 operating budget.

Each participating NEO also was awarded points based on achievement of financial and non-financial goals established for the fiscal year relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practice goals applicable to the executive. For fiscal year 2007, each of Messrs. Weil and Whittaker and Ms. Dickerson were eligible to receive a maximum 160 points, and Mr. Talamantes was eligible to receive a maximum of 145 points, consistent with the rationale set forth above. These points translate to the maximum percentages of the target annual incentive payable to the NEO, and would be 112% and 87% of each officer’s base salary, respectively.

For 2007, the financial targets taken into consideration in assessing a participating NEO’s achievement toward his or her maximum points consisted of the following:

•	EPS at levels at or above the EPS target amount, as described above;

•

if revenues were above budget, the extent to which revenues are captured in cash flow (i.e., revenue capture) or, if revenues were below budget, the extent to which cash flow was recovered through cost controls (i.e., revenue recovery);

•	exceeding budget on operating cash flow, circulation and/or interactive media goals; and

•	departmental cost controls.

In measuring total company performance, the Company chose operating cash flow and EPS as the metrics that best reflect the operational performance and earnings of the Company.

The non-financial performance goals for 2007 related to corporate, departmental and project specific objectives, such as:

•	ensuring regulatory compliance;

•	completion of acquisitions and divestitures;

•	technology initiatives;

•	organizational management and leadership; and

•	people-related objectives such as diversity improvements

As evidenced above, the performance goals for each of Messrs. Weil and Whittaker and Ms. Dickerson were the same and were weighted based on the elements of successful operations of the Company’s newspapers and websites. The bonuses paid in 2007 result from the assessment of the actual results of the particular operations that each such officer oversees. Mr. Whittaker oversees the Company’s California and Florida operations, which in 2007 suffered the largest revenue declines among the Company’s newspaper operations. Mr. Weil oversees the Company’s operations in the Northwest and Midwest. Ms. Dickerson oversees the operations in Texas and the Southeast. In addition to the performance of their individual operations, the bonuses paid to these officers reflect the fact that the Company’s operating cash flow and EPS fell short of budget.

The performance goals for Mr. Talamantes reflect his position as the Company’s chief financial officer, and, therefore, are weighted toward the financial performance of the Company, the completion of transactions (included the sale of assets) and cost containment within the corporate departments he oversees. The bonus paid to Mr. Talamantes reflected his performance in 2007, including cost controls in the departments he oversees, completion of payroll transitions following the Knight Ridder acquisition, and oversight of financial reporting, as well as the fact that the Company’s 2007 operating cash flow and EPS fell short of budget.

The following chart displays the weighting of each financial criteria and the points attributed to non-financial criteria as a whole for each participating NEO:

	Financial Goals
Name	EPS	Capturing or Recovering Revenues	Exceeding Budgeted Circulation	Exceeding Budgeted Operating Cash Flow	Exceeding Interactive Media Revenue Goals	Cost Containment Within Departmental Budgets	Non-Financial Goals	Total Maximum Points
Mr. Talamantes	5	N/A	N/A	80	N/A	10	50	145
Mr. Weil	10	7	15	100	15	N/A	13	160
Mr. Whittaker	10	7	15	100	15	N/A	13	160
Ms. Dickerson	10	7	15	100	15	N/A	13	160

The table below shows the 2007 maximum bonus target, the maximum points and the maximum bonus payable to each of the participating NEOs, taking into account the target and points maximums. The table below also shows the actual bonus paid in respect of 2007 for each participating NEO (expressed as a dollar amount and as a percentage of base salary) based on the performance goals discussed above.

Name	Maximum MBO Target as a % of Base Salary	Maximum MBO Points Expressed as a %	MBO Maximum as a % of Base Salary	Bonus Award for 2007	Bonus Award as a % of Base Salary
Mr. Talamantes	60%	145%	87%	$135,000	27.0%
Mr. Weil	70%	160%	112%	$170,000	28.3%
Mr. Whittaker	70%	160%	112%	$140,000	23.3%
Ms. Dickerson	70%	160%	112%	$155,000	27.4%

CEO Bonus Plan.    Under our CEO Bonus Plan, Mr. Pruitt’s 2007 bonus opportunity was based on a calculation of .005 times McClatchy’s operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 125% of Mr. Pruitt’s annual base pay. Of that target, 50 points were allocated to financial performance measured by actual operating cash flow results for the year versus budget. We believe operating cash flow is the most appropriate financial metric for Mr. Pruitt’s annual bonus as it is the best reflection of the operational performance that drives shareholder value. The other 50 points were allocated to non-financial goals, including leading the transition of the Company from a newspaper company to a 24/7 news and information company, continued diversification of the Company’s business in the areas of online, direct marketing and niche products, growth in total audience (print and online combined) and successful integration of the newspapers purchased in the Knight Ridder acquisition. The maximum amount payable under the current CEO Bonus Plan for 2007 was $2,000,000.

Upon reviewing Mr. Pruitt’s performance for 2007, the Committee noted that McClatchy’s actual operating cash flow results fell short of budget goals due to the continued slowing advertising environment in 2007. The Committee recognized, however, that under Mr. Pruitt’s leadership, the Company lessened the impact of the difficult advertising environment by controlling costs, with total cash expenses down 9.0% from 2006. In addition, on a pro forma basis the Company maintained an operating cash flow margin of 25.4%, compared to 24.5% in 2006 and paid down over $805 million in indebtedness over the course of the year. The Committee also recognized that each of McClatchy’s newspapers operated leading local internet sites in their respective markets and continued the important integration of the print and online operations. In addition, while the Company experienced circulation declines consistent with the rest of the newspaper industry, the Company’s total audience increased (when taking into account the reach of the newspapers’ websites). In addition to its performance in its interactive operations, the Company continued to diversify its business mix of products and services, including direct marketing. The Company also increased the number of minorities in its newspapers’ newsrooms and in the EEOC’s “Officials and Managers” category. Ultimately, based on its subjective review of Mr. Pruitt’s leadership and the above factors, the Committee exercised its discretion to award Mr. Pruitt a cash bonus of $800,000, or 58% of target and 72.7% of his 2007 base salary.

Long-Term Incentives

L-TIP.    The Committee believes L-TIP cash incentive awards keep participating executives sharply focused upon maintenance of strong shareholder value even in the challenging economic environment in which McClatchy is currently operating. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to Mr. Pruitt and, as to the other NEOs, considers the recommendation of Mr. Pruitt. Mr. Pruitt’s recommendations and the determination of the number of units granted in 2007 were primarily based on subjective factors not subject to specific criteria, and taking into account the information provided by Towers Perrin with respect to the long-term incentive component of total compensation relative to the median levels of companies within the Towers Perrin databank. In addition, Mr. Pruitt’s recommendation reflects the desire to maintain a consistent level of awards among the NEOs given the need to keep each of them focused on long-term performance of the Company.

The L-TIP awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings per share (without giving effect to any gain or loss on the sale of assets) increases over a three-year performance period. The Committee believes that pre-tax earnings per share is the most appropriate metric for the long-term cash incentive program because it appropriate rewards the Company’s executives for the earnings generated by the business and operations of the Company. The table below sets for the L-TIP awards made to the NEOs in 2007:

2007 L-TIP AWARDS

Mr. Pruitt	50,000 units
Mr. Talamantes	15,000 units
Mr. Weil	15,000 units
Mr. Whittaker	15,000 units
Ms. Dickerson	15,000 units

The shareholders are being asked to approve an amendment to the L-TIP to increase the maximum payable for any award from $1,000,000 to $3,000,000. Assuming the maximum payable for any award is $3,000,000, the maximum payment would require a 60% growth in pre-tax earnings per share over the three-year period ending December 31, 2010. Even with such significant growth achieved on behalf of shareholders through a 60% growth in pre-tax net earnings, the other NEOs would not receive the maximum, but instead would receive the following amounts: Mr. Talamantes, $900,000; Mr. Weil, $900,000; Mr. Whittaker, $900,000; and Ms. Dickerson, $900,000.

With respect to the L-TIP period which ended December 30, 2007, no cash awards were made due to the fact that McClatchy did not achieve growth in pre-tax earnings per share target over the three-year period of 2005—2007.

Stock Appreciation Rights (“SARs”).    The Company currently awards SARs instead of options, and has since fiscal year 2005, in order to deliver approximately the same benefit as a stock option, but with a smaller charge to earnings under FAS 123R. All NEOs, including Mr. Pruitt, are eligible to receive an annual award of SARs.

In determining the amount of the grants for each NEO in 2007, the Committee, through its subjective evaluation process, determines the award for Mr. Pruitt, and, as to the other participants, including the NEOs, considers the recommendation of Mr. Pruitt. Elements considered by Mr. Pruitt in formulating his recommendations and by the Committee in approving the equity incentive to be awarded to NEOs are individual responsibility and accountability, anticipated contributions, long-term value of the participant to McClatchy, and other subjective factors not subject to pre-determined specific criteria.

Restricted Stock Awards to Mr. Pruitt.    In each of 2005 and 2006, the Committee awarded Mr. Pruitt restricted stock grants in the amount of 40,000 shares and 25,000 shares, respectively. The 2006 grant is subject to service-based vesting over four years, subject to accelerated vesting in the event we achieve certain levels of increased operating income. The 2005 grant is subject to service-based vesting over four years, and further subject to achievement of certain operating income levels as of the potential vesting dates. See the footnotes to the Outstanding Equity Awards at Fiscal-Year End Table below for the specific performance criteria associated with each of these awards. The Committee determined to grant Mr. Pruitt these restricted stock awards as an additional performance-based incentive in each respective year to manage our growth during what the Committee recognized was an increasingly challenging advertising revenue environment faced by McClatchy and our industry generally. The Committee believed that, as CEO of McClatchy, Mr. Pruitt should be additionally incentivized in this respect. Given the closing market price of our Class A Common Stock on the last trading day of 2007, December 28, 2007, of $12.65, the 2005 and 2006 restricted stock awards held by Mr. Pruitt were valued at $506,000 and $237,188, respectively (2006 grant value reflects 18,750 shares multiplied by $12.65; 6,250 shares subject to this award vested on January 24, 2007). The Compensation Committee did not award Mr. Pruitt restricted stock or performance-based restricted stock for 2007.

Equity Grant Policies.    Our Compensation Committee makes all equity grants to our executive officers, including the NEOs, at its December meeting each year. The grant date of all equity awards is the date of Compensation Committee approval, and the exercise price of all options granted, historically and, as applicable, in the future is the closing market price of our Class A Common Stock on the date of grant. For new hires or promotions within the executive officer team, the Compensation Committee approves the awards with a grant date of the executive’s first day of employment.

In addition, the Compensation Committee has delegated to Mr. Pruitt the limited authority to grant SARs and long-term incentive awards to non-executive employees. The Committee determines the total number of SARs and other awards that Mr. Pruitt is permitted to grant annually. Mr. Pruitt makes grants of equity awards to new hires or promoted employees, with a grant date as of the employee’s first day of employment or effective date of promotion and, with respect to SARs and options, at an exercise price equal to the closing market price of our Class A Common Stock on the date of grant.

Pension Plan and SERP

Each of our NEOs participates in our McClatchy Retirement Plan, a qualified defined benefit plan, and our supplemental executive retirement plan, or SERP. We offer the qualified pension plan, in which all of our eligible employees participate on an equal basis, in order to provide our employees a comprehensive retirement savings plan based on years of service. We offer the SERP to our senior executives, including each of the NEOs, as we believe it is fair and appropriate to provide post-retirement income to these officers commensurate with their years of service to McClatchy and taking into consideration each officer’s actual income levels, regardless of the income limitations pursuant to the qualified plan, as provided by IRS limitations. For additional information on the qualified plan and SERP, see the Pension Benefits Table and accompanying narrative below.

Tax Considerations.

Generally, we structure our compensation programs to comply with the Internal Revenue Code Section 162(m). Section 162(m) of the Code limits the deduction available to McClatchy for compensation paid to the chief executive officer and, based on IRS interpretive guidance, the three most highly compensated executive officers other than the chief financial officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment. All equity grants made to our NEOs qualify as performance-based compensation pursuant to Section 162(m). In addition, the annual bonuses paid to our CEO and each other NEO qualify as performance-based compensation and thus are fully-deductible by McClatchy under Section 162(m). At the annual meeting on May 13, 2008, shareholders are being asked to approve an amendment and restatement of McClatchy’s 2004 Stock Incentive Plan, an amendment to the Long-Term Incentive Plan and the amendment and restatement of the CEO Bonus Plan. These proposed amendments are described in Items 2, 3 and 4 of this proxy statement and are designed to ensure that these awards will continue to be deductible under Section 162(m). We may, in the future, determine to pay compensation to the executive officers, including the chief executive officer, which may not be deductible under Section 162(m) of the Code, but did not do so in 2007.

Summary Compensation Table

The following tables set forth the annual compensation paid or accrued by McClatchy for the NEOs for the fiscal year ended December 30, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)(4)	(i)(5)	(j)
Pruitt, Gary B. Chairman, President and	2007	$1,100,000	$—	$1,063,205	$940,432	$800,000	$556,910	$174,808	$4,635,355
	2006	$1,050,000	$1,000,000	$1,055,875	$780,012	$950,000	$647,733	$118,191	$5,601,811
Chief Executive Officer

Talamantes, Patrick Vice President, Finance,	2007	$500,000	$—	$—	$231,521	$135,000	$43,162	$29,287	$938,970
	2006	$439,000	$250,000	$—	$299,170	$170,000	$33,705	$28,301	$1,220,176
and Chief Financial
Officer

Weil, Robert Vice President,	2007	$600,000	$—	$—	$158,509	$170,000	$174,953	$35,077	$1,138,539
	2006	$532,000	$100,000		$371,619	$200,000	$148,196	$32,712	$1,384,527
Operations

Whittaker, Frank R.J. Vice President,	2007	$600,000	$—	$—	$158,509	$140,000	$212,392	$35,938	$1,146,839
	2006	$532,000	$100,000		$371,619	$220,000	$208,813	$30,772	$1,463,204
Operations

Dickerson, Lynn, Vice President,	2007	$565,000	$—	$—	$158,720	$155,000	$90,272	$49,331	$1,018,323
	2006	$—	$—	$—	$—	$—	$—	$—	$—
Operations(6)

(1)

Amounts shown in column (e) reflect the dollar amount recognized for financial statement reporting purposes for each respective fiscal year, for performance shares and restricted stock awarded to Mr. Pruitt in fiscal years 2005 and 2006, as determined in accordance with FAS 123R, other than disregarding any estimates of forfeitures relating to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited financials contained in its Form 10-K for the year ended December 30, 2007. Given the closing market price of our Class A Common Stock on the last trading day of 2007, December 28, 2007, or $12.65, the 2005 and 2006 restricted stock awards held by Mr. Pruitt were valued at $506,000 and $237,188 respectively (2006 grant value reflects 18,750 shares multiplied by $12.65; 6,250 shares subject to this award vested on January 24, 2007).

(2)

Amounts shown in column (f) reflect the dollar amount recognized for financial statement reporting purposes for each respective fiscal year for SARs and stock options awarded in 2007 and prior years, as determined in accordance with FAS 123(R), other than disregarding any estimates of forfeitures relating to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited financials contained in its Form 10-K for the year ended December 30, 2007.

(3)

Amounts shown in column (g) reflect the amounts earned as annual cash incentives under the CEO Bonus Plan with respect to Mr. Pruitt and the MBO Plan for the other NEOs. No amount was earned under McClatchy’s LTIP from the award period ending December 30, 2007. For additional information on these grants for 2007, see the Grants of Plan-Based Awards Table and accompanying footnotes below.

(4)

Amounts represent solely the aggregate change in the actuarial present value of the NEO’s accumulated benefit under the McClatchy Retirement Plan (the “Pension Plan”) and Supplemental Executive Retirement Plan (the “SERP”) from the measurement date used for financial statement reporting purposes from 2005 to 2006, and from 2006 to 2007, respectively. For 2006, the assumptions used to determine the present value for the Pension Plan and SERP benefits in the aggregate were a 5.5% interest rate and the 1994 Group Annuity Mortality table (“GAM 94”). For 2007, the assumptions used to determine the present value of the aggregate accumulated benefit were a 6% interest rate and the RP 2000 mortality table.

(5)	Amounts shown in column (i) for fiscal 2007 include:

•

contributions on behalf of each NEO by McClatchy to our 401(k) Plan to match pre-tax elective deferral contributions made by each officer to such plan ($9,000 for each of Messrs. Pruitt, Talamantes, Weil and Whittaker and Ms. Dickerson));

•

premium payments to continue life insurance coverage under the McClatchy Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage (Mr. Pruitt: $12,827; Mr. Talamantes: $1,086; Mr. Weil: $4,360; Mr. Whittaker: $4,359; and Ms. Dickerson: $1,830); and

•	perquisites including a company car program and club membership program. These programs have been discontinued as of December 30, 2007.

With regard to Mr. Pruitt, this amount also includes premiums paid on his behalf under McClatchy’s Long-Term Disability Plan ($27,169), and the related tax gross up ($20,040), each as provided for under Mr. Pruitt’s employment agreement described below, as well as the cash dividends paid on the shares of restricted stock held by Mr. Pruitt ($43,425). With regard to Ms. Dickerson, this amount also includes moving expenses of $18,389 during 2007.
(6)	Ms. Dickerson was not an NEO for fiscal 2006.

Grants of Plan-Based Awards

The following table contains information concerning grants of equity and non-equity compensation to the NEOs during the fiscal year ended December 30, 2007.

Grants of Plan-based Awards

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Pruitt, Gary B.	01/23/2007		—	$1,100,000	$2,000,000					25,000	$40.22	$218,133
	12/11/2007	(2)		$1,000,000	$1,000,000					300,000	$13.22	$614,190
Talamantes, Patrick J.	03/19/2007		—	$275,000	$300,000
	12/11/2007	(2)		$1,000,000	$1,000,000					75,000	$13.22	$153,548
Weil, Robert J.	03/19/2007		—	$360,000	$420,000
	12/11/2007	(2)		$1,000,000	$1,000,000					90,000	$13.22	$184,257
Whittaker, Frank R.J.	03/19/2007		—	$360,000	$420,000
	12/11/2007	(2)		$1,000,000	$1,000,000					90,000	$13.22	$184,257
Dickerson, Lynn	03/08/2007		—	$339,000	$395,500
	12/11/2007	(2)		$1,000,000	$1,000,000					90,000	$13.22	$184,257

(1)

Amounts relate to (i) the L-TIP awards granted on December 11, 2007 and described in the Compensation Discussion and Analysis above in the table entitled “2007 L-TIP Awards,” and (ii) the annual cash bonus target and maximum amounts payable in connection with each NEO’s annual bonus potential for 2007 performance. There are no thresholds or targets (or equivalent items) associated with the L-TIP awards. For a discussion of the performance targets applicable to the 2007 annual bonus awards for each NEO, see the Compensation Discussion and Analysis—Annual Cash Bonus above. The chart on page 38 of this proxy shows the cash bonus amounts actually payable to the NEOs other than Mr. Pruitt. Mr. Pruitt actually received an annual incentive award of $800,000.

(2)

L-TIP payouts are based on increases in McClatchy’s pre-tax earnings per share over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings per share (subject to a maximum payout per award per individual of $1,000,000). The performance period for L-TIP awards granted in 2007 began December 30, 2007 and will end on December 31, 2010. Therefore, because no financial results for any portion of the performance period for the fiscal 2007 awards have actually been published, the “Target” shown reflects the maximum payable under the L-TIP awards granted in 2007. As a result, the actual value of these L-TIP awards upon payout may differ significantly from the numbers set forth above. By way of example only, if the performance period were December 31, 2006 to December 30, 2007, the payout would have been $0, since pre-tax earnings per share in 2007 did not exceed pre-tax earnings per share in 2006.

(3)

The SARs vest in four equal annual installments beginning on March 1, 2009, with the exception of the 25,000 SARs awarded to Mr. Pruitt on January 23, 2007, which vest in four equal annual installments beginning March 1, 2008.

(4)	Amounts represent the full grant date fair value of the SAR awards, as computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal 2007 Year End.    The following table set forth information concerning the outstanding equity awards held by the NEOs as of December 30, 2007.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Pruitt, Gary B.	—	300,000	(2)	—	$13.22	12/11/2017	—	—	58,750	(7)	$743,188
	—	25,000	(3)		$40.22	01/23/2017
	—	100,000	(3)		$42.50	12/12/2016
	18,750	56,250	(4)		$59.09	12/13/2015
	12,500	12,500	(5)		$71.10	12/14/2014
	75,000	25,000	(6)		$67.31	12/16/2013
	100,000				$57.20	12/17/2012
	100,000				$45.98	12/12/2011
	75,000				$40.38	12/13/2010
	65,000				$40.38	12/15/2009
	55,000				$32.88	11/30/2008

Talamantes, Patrick J.	—	75,000	(2)	—	$13.22	12/11/2017	—	—	—		—
	—	32,000	(3)		$42.50	12/12/2016
	6,500	19,500	(4)		$59.09	12/13/2015
	13,000	13,000	(5)		$71.10	12/14/2014
	19,500	6,500	(6)		$67.31	12/16/2013
	24,000	—			$57.20	12/17/2012
	24,000				$45.98	12/12/2011
	20,000				$39.89	04/02/2011

Weil, Robert J.	—	90,000	(2)	—	$13.22	12/11/2017	—	—	—		—
	—	40,000	(3)		$42.50	12/12/2016
	8,000	24,000	(4)		$59.09	12/13/2015
	16,000	16,000	(5)		$71.10	12/14/2014
	24,000	8,000	(6)		$67.31	12/16/2013
	32,000				$57.20	12/17/2012
	32,000				$45.98	12/12/2011
	26,000				$40.38	12/13/2010
	24,000				$40.38	12/15/2009

Whittaker, Frank R.J.	—	90,000	(2)	—	$13.22	12/11/2017	—	—	—		—
	—	40,000	(3)		$42.50	12/12/2016
	8,000	24,000	(4)		$59.09	12/13/2015
	16,000	16,000	(5)		$71.10	12/14/2014
	24,000	8,000	(6)		$67.31	12/16/2013
	32,000				$57.20	12/17/2012
	32,000				$45.98	12/12/2011
	26,000				$40.38	12/13/2010
	24,000				$40.38	12/15/2009

Dickerson, Lynn	—	90,000	(2)	—	$13.22	12/11/2107	—	—	—		—
	—	40,000	(3)		$42.50	12/12/2016
	3,250	9,750	(4)		$59.09	12/13/2015
	6,500	6,500	(5)		$71.10	12/14/2014
	9,000	3,000	(6)		$67.31	12/16/2013
	11,000				$57.20	12/17/2012
	10,000				$45.98	12/12/2011
	3,000				$40.38	12/13/2010

(1)	Market value calculated by multiplying the closing market price of our Class A Common Stock on December 28, 2007 by the number of units of stock.
(2)	One-quarter of these SARs vest on each of March 1, 2009, March 1, 2010, March 1, 2011 and March 1, 2012 based on continued service.
(3)	One-quarter of these SARs vest on each of March 1, 2008, March 1, 2009, March 1, 2010 and March 1, 2011, based on continued service.
(4)	One-third of these SARs vest on each of March 1, 2008, March 1, 2009 and March 1, 2010, based on continued service.
(5)	One-half of these options vest on each of March 1, 2008 and March 1, 2009, based on continued service.
(6)	These options vest on March 1, 2008, based on continued service.
(7)

Of this amount, 18,750 shares represents an award of restricted stock to Mr. Pruitt on January 24, 2006. These shares will vest in equal installments, subject to Mr. Pruitt’s continued service, on each of January 24, 2008, January 24, 2009 and January 24, 2010, subject to accelerated vesting in the event performance criteria are met, as follows: (A) 100%, if as of the applicable vesting date for such tranche operating income for the fiscal year just previously ended exceeds operating income for fiscal year 2005, (B) 50%, if as of the applicable vesting date for such tranche operating income for the fiscal year just previously ended is at least 75% of operating income for fiscal year 2005, or (C) 0%, if as of the applicable vesting date for such tranche operating income for the fiscal year just previously ended is less than 75% of operating income for fiscal year 2005. Under the alternative vesting schedule applicable to any tranche that does on vest on its first vesting date, shares shall vest (A) 100% on the next vesting date on which operating income for the fiscal year just previously ended exceeds operating income for fiscal year 2005, or (B) 50% on the next vesting date on which operating income for the fiscal year just previously ended is at least 75% of the operating income for fiscal year 2005. Any amount of restricted stock that does not become vested on January 24, 2010 or on a prior vesting date based on attainment of the performance criteria described above is immediately forfeited.

The remaining 40,000 shares consist of Mr. Pruitt’s 2005 restricted stock grant on January 25, 2005. These restricted shares will vest on January 25, 2009, subject to certain performance criteria. In the event McClatchy’s operating income for fiscal year 2008 exceeds operating income for fiscal year 2004, 100% of these shares will vest. In the event McClatchy’s operating income for fiscal year 2008 is 75% to 100% of operating income for fiscal year 2004, 50% of the shares will vest. In the event McClatchy’s operating income for fiscal 2008 is less than 75% of operating income for fiscal year 2004, none of the shares will vest.

Dividends on Mr. Pruitt’s restricted shares subject to these awards are paid to Mr. Pruitt as taxable compensation in the same manner and amount and at the same time as dividends are payable on McClatchy’s outstanding Class A Common Stock.

Option Exercises and Stock Vesting Table.    Other than Mr. Pruitt, no other NEO exercised any options or SARs during 2007. Mr. Pruitt exercised 50,000 options in fiscal year 2007. The table below shows that exercise and the value realized by Mr. Pruitt. No other NEO exercised options or stock appreciation rights in fiscal year 2007. In addition, 6,250 shares of the restricted stock grant made to Mr. Pruitt on January 24, 2006 vested on January 24, 2007. No other restricted stock or performance shares held by Mr. Pruitt vested in fiscal year 2007. No other NEO holds restricted stock or performance shares.

2007 OPTION EXERCISES AND STOCK VESTED

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(2)
Pruitt, Gary B.	50,000	$594,431	6,250	$247,500
Talamantes, Patrick J.	—	—	—	—
Weil, Robert J.	—	—	—	—
Whittaker, Frank R.J.	—	—	—	—
Dickerson, Lynn	—	—	—	—

(1)

Value realized calculated based on the difference between the closing market price of our Class A Common Stock on the date of exercise minus the exercise price multiplied by the number of shares. Mr. Pruitt exercised options to purchase 9,960 shares on February 8, 2007 and options to purchase 40,040 shares on February 9, 2007.

(2)

Value realized calculated based on the number of shares multiplied by the closing market price of our Class A Common Stock on January 24, 2007, the date of vesting. Value reflects the gross amount to Mr. Pruitt. McClatchy held back shares to pay the taxes associated with vesting, resulting in a net value to Mr. Pruitt of 3,221 shares, or $127,552 value realized.

Pension Benefits Table.    The following table sets forth the present value of accumulated pension benefits under each of the Company’s Pension Plan and SERP for each of the NEOs during the fiscal year ended December 30, 2007, based on the earliest age at which an NEO is entitled to receive unreduced benefits under the respective plan. For Mr. Pruitt the age of unreduced benefits is 62 under the Pension Plan and 57 under the SERP. For each other NEO the age of unreduced benefits is age 62 under the SERP. In the case of Mr. Talamantes and Mr. Whittaker, the unreduced benefits age is 62 under the Pension Plan, and, for Mr. Weil and Ms. Dickerson, it is age 64.58 and 62.75, respectively, under the Pension Plan. The present value calculation reflects the amount of such benefit payable as a lump sum. As further described in the discussion following this table, neither the SERP nor the Pension Plan benefit is payable as a lump sum benefit. Under the terms of the Pension Plan and the SERP, these benefits would be payable as a single life annuity, or a joint and 100% survivor annuity, if the participant was married as of the annuity commencement date. The single life annuity values are set forth below in the footnote to this table.

2007 Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($)(f))
Pruitt, Gary B.	Supplemental Executive Retirement Plan	22.67	$5,638,110	$0
	The McClatchy Retirement Plan	22.67	$339,713	$0
Talamantes, Patrick J.	Supplemental Executive Retirement Plan	6.75	$158,529	$0
	The McClatchy Retirement Plan	6.75	$69,837	$0
Weil, Robert J.	Supplemental Executive Retirement Plan	13.00	$1,042,805	$0
	The McClatchy Retirement Plan	13.00	$244,548	$0
Whittaker, Frank R.J.	Supplemental Executive Retirement Plan	22.17	$1,749,392	$0
	The McClatchy Retirement Plan	22.17	$524,321	$0
Dickerson, Lynn	Supplemental Executive Retirement Plan	7.08	$220,317	$0
	The McClatchy Retirement Plan	7.08	$113,566	$0

(1)

Amounts represent the present value of the accumulated benefits available to each NEO under each respective retirement plan. The valuation method and the material assumptions applied in quantifying the present value of the accrued benefit are the same as referenced in Note 7 to the Company’s audited financials contained in its Form 10-K for the year ended December 30, 2007. Specifically, the assumptions used to determine the present value under the Pension Plan were a 6.42% interest rate and the RP 2000 mortality table, and to determine the present value under the SERP were a 6.45% interest rate and the RP 2000 mortality table. The following are the single life annuity monthly amounts payable to each NEO under the SERP and the Pension Plan, respectively, at the earliest age of unreduced retirement benefit under the respective plan, as described in the narrative below: (a) Mr. Pruitt, $72,666 and $5,207; (b) Mr. Talamantes, $3,746 and $1,638; (c) Mr. Weil, $10,270 and $2,986; (d) Mr. Whittaker, $17,051 and $5,092; and (e) to Ms. Dickerson, $3,391 and $1,847.

Pension Plan.    Each NEO participates in the McClatchy Retirement Plan (the “Pension Plan”). The Pension Plan is a qualified defined benefit pension plan open to all full-time and part-time employees of McClatchy and other participating subsidiaries who satisfy a six-month service requirement to become participants in the Plan. Benefits accrue as a lifetime annuity payable monthly commencing at age 65, the normal retirement age under the Pension Plan. Benefits accrue at a rate of 1.3% of “average monthly earnings” times years of benefits service up to a maximum of 35 such years. For each NEO listed above, the number of years of credited service equals their actual years of credited service with McClatchy or its subsidiaries. Benefits vest after five years of service, or, if earlier and the participant remains an employee at the time, when the participant attains age 65, the normal retirement age for each NEO under the Pension Plan. Each NEO is fully vested in his or her benefits under the Pension Plan as of December 30, 2007. “Average monthly earnings” means the average monthly base pay averaged over the five consecutive calendar years that produces the highest average.

Upon termination of employment, each NEO generally may not commence benefits prior to age 55. The Pension Plan provides a subsidized early retirement benefit to any NEO with 20 or more years of eligible service, and pursuant to which the NEO would be eligible to receive an unreduced benefit following termination of employment beginning at age 62. Messrs. Pruitt and Whittaker are eligible for early retirement under the Pension Plan. Finally, the Pension Plan provides for benefits to be paid in the following annuity forms: a single life annuity, either a 50% or 100% joint and last survivor annuity, or a ten-year term-certain annuity. Lump sum payment is not available, except for certain de minimis accruals.

The Internal Revenue Service Code limits the maximum benefit that may be paid under the Pension Plan, by subjecting annual earnings that can be taken into account in the pension formula to a cap (for 2007, $225,000) and by limiting the amount of benefit that can be paid from the plan (for 2007, an annuity at normal retirement age cannot exceed $180,000).

Supplemental Pension Plan.    In order to provide post-retirement income commensurate with years of service to McClatchy and taking into consideration the NEO’s actual income levels, McClatchy’s SERP provides enhanced pension benefits to our NEOs in addition to the amounts that are permitted to accrue under the Pension Plan. Accordingly, the SERP benefit is determined without regard to the compensation limit applicable to the Pension Plan and without regard to the maximum annuity payout limit applicable to the Pension Plan. The SERP provides a benefit accrued at normal retirement age, which is age 60 for Mr. Pruitt and age 65 for each other NEO, equal to 1.5% of “enhanced average monthly earnings” multiplied by years of SERP participation service, up to a maximum of 35 such years. “Enhanced average monthly earnings” take into account both base salary and the annual incentive compensation. The monthly average is determined for the 36 consecutive months of Pension Plan participation that produces the highest monthly average. The overall SERP benefit is offset by the benefit accrued under the Pension Plan. A SERP participant is vested in his or her SERP benefit after five years of service. Accordingly, each of the NEOs is fully vested in his or her SERP benefit.

Under the SERP, an unreduced benefit is payable to a vested participant who terminates employment within three years of normal retirement age.

The SERP does not provide for payment as a lump sum, but rather provides for benefit in the same form and at the same time as elected under the Pension Plan. In the case of Mr. Pruitt, the SERP benefit is determined as described above, however, his benefit accrues at a rate of 2% of enhanced monthly average compensation, with a benefit service maximum of 30 years.

The 2% enhanced monthly average compensation pension formula would provide Mr. Pruitt a pension equal to 60% of his final average base and bonus compensation commencing at age 60, the earliest unreduced retirement age for Mr. Pruitt, payable as an annuity. Given Mr. Pruitt’s stellar, committed and long service to McClatchy as CEO, the Committee believes it is appropriate to provide such a pension in relation to pay in excess of the limits applicable under its qualified plans.

Potential Payments upon Termination and Agreements and Change-in-Control

Only Mr. Pruitt is entitled to receive severance payments and continued benefits upon certain terminations of employment, as described below, which do not include terminations in connection with a change in control of McClatchy. These provisions were entered into in connection with the negotiation of Mr. Pruitt’s employment agreement in 1996 and were what the Compensation Committee believed were competitive and consistent with industry practice at the time. In addition, we believe severance payments upon termination of employment outside of the control of Mr. Pruitt are reasonable and fair given Mr. Pruitt’s long-term commitment to McClatchy and our overall performance during the period since he joined the Company.

In addition, upon a change in control of McClatchy, pursuant to the terms of our equity plans, all outstanding unvested equity awards accelerate and vest in full.

Mr. Pruitt Employment Agreement

McClatchy entered into an employment agreement, dated June 1, 1996, and amended and restated on October 20, 2003, with Mr. Pruitt. On June 1 of each year, the term of the agreement automatically extends for one year so that effective on each June 1, the remaining term of employment is a full three-year period. The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice. As of December 30, 2007, the Board of Directors has not terminated the automatic renewal feature under the agreement.

Involuntary Termination or Termination for “Good Reason”

If, during the term of the agreement, Mr. Pruitt’s employment is involuntarily terminated for any reason other than “cause,” “mental incompetence” or “disability,” or if he resigns for “good reason” (as these terms are defined below), he is entitled to a severance payment for the balance of the term of the agreement then in effect, equal to 300% of (i) his base salary, at the rate then in effect, plus (ii) the average of his annual bonuses for the three completed fiscal years prior to termination. The severance payment can be made in a lump sum or, at Mr. Pruitt’s election (subject to the approval of the Board of Directors), in five equal annual installments. If Mr. Pruitt had terminated on December 30, 2007 under circumstances giving rise to severance, the cash severance amount would have been $6,300,000.

In addition, if a severance payment is made, Mr. Pruitt’s group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment, or until he and his dependents become eligible for comparable coverage as a result of his re-employment, whichever is earlier. The current value of this benefit, assuming a severance payment was made on December 30, 2007, would be $215,517.

For purposes of the severance benefits described above:

•

“cause” means (i) Mr. Pruitt’s willful failure to substantially perform his duties, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment, or (ii) Mr. Pruitt’s willful act of gross misconduct that is materially injurious to the Company; and

•

“good reason” means (i) Mr. Pruitt’s demotion, (ii) a material reduction in his responsibility or authority (including, without limitation, loss of the title or functions of the Chief Executive Officer of the Company or its successor), (iii) Mr. Pruitt’s removal from the Company’s Board of Directors, (iv) relocation of the Company’s headquarters from Sacramento, California, or (v) any situation that would impair the ability of Mr. Pruitt to exercise the authority and perform the functions customarily exercised and performed by the Company’s Chief Executive Officer.

Termination due to Disability

If, during the term of the agreement, Mr. Pruitt’s employment is terminated because of disability, he is entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect until the third anniversary of the effective date of termination of employment or until disability benefits under McClatchy’s group insurance plan are discontinued, whichever is earlier, reduced by all other disability benefits that are payable to him under McClatchy’s group insurance plan and all federal or state insurance programs. Assuming termination on December 30, 2007, the amount of this benefit would be $660,000 payable for each of the three years, for a total benefit of $1,980,000. McClatchy has insurance coverage for the full amount of these payments. As a result, if Mr. Pruitt terminated employment on account of disability on December 30, 2007, these payments would be made from the long-term disability insurance policy, the premiums for which are included in the All Other Compensation column of the Summary Compensation Table above.

In addition, pursuant to the terms of the agreement, if Mr. Pruitt’s employment is terminated because of disability, his group insurance benefits are to be continued for three-years or, if of shorter duration, as long as any disability benefit is payable. The premium cost of three years of such continued coverage as of December 30, 2007 would have been $73,890, based on the cost to McClatchy for such premiums on December 30, 2007.

No Gross-Up Provisions

Under the terms of Mr. Pruitt’s employment agreement, in the event it is determined that any payment or distribution is owed to Mr. Pruitt (including the right to exercise or vesting of options, restricted stock or other equity compensation) by McClatchy, its affiliates or any person who acquires ownership or effective control of a substantial portion of McClatchy or its assets (within the meaning of section 280G of the Internal Revenue Code of 1986 (“Code”)) would be subject to the excise tax imposed by section 4999 (the “Excise Tax”) of the Code, then such payments or distributions made to Mr. Pruitt will be reduced to $1 less than the value at which such payments or distributions would be subject to the Excise Tax. Mr. Pruitt will have the right to designate the rights, payments or benefits that will be reduced or eliminated so as to avoid having the payment or benefit deemed subject to Excise Tax.

Change-in-Control Arrangements

Pursuant to our equity plans, in the event of a change in control of McClatchy, each outstanding unvested equity award held by the NEOs will become fully vested and nonforfeitable. If a change in control had occurred on December 30, 2007, the equity awards becoming vested would have consisted of the SARs and performance restricted stock set forth in the following table.

Name	Value of SARs ($)(1)	Value of Performance Restricted Stock ($)	Total ($)
Mr. Pruitt	—	$743,188	$743,188
Mr. Talamantes	—	—	0
Mr. Weil	—	—	0
Mr. Whittaker	—	—	0
Ms. Dickerson	—	—	0

(1)

All outstanding unvested options and SARs held by our NEOs as of December 30, 2007 were “under water,” meaning that the exercise price of each award exceeded $12.65, the closing market price of our stock on December 28, 2007.

As described above, however, Mr. Pruitt’s employment agreement requires a cut-back of benefits that otherwise would constitute excess parachute payments under section 4999 of the Code (taking into account severance payments and all other benefits treated as paid in connection with a change in control). In addition, for the NEOs other than Mr. Pruitt, there is neither a cut-back provision nor a gross-up provision that would apply in connection with a change in control of the Company. Accordingly, if payments made in connection with a change in control were to result in excess parachute payments, the NEOs would be subject to the 20% excise tax under section 4999 of the Code.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes McClatchy’s equity plan information as of December 30, 2007.

Equity Compensation Plan Information

Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders
Amended and Restated 1990 Directors’ Stock Option Plan	35,000	32.48	—
Amended and Restated 1994 Stock Option Plan	1,554,950	52.37
2001 Director Option Plan	179,500	58.65	318,000
2004 Stock Incentive Plan(1)	3,140,750	34.94	—
Amended Employee Stock Purchase Plan	76,978	N/A	148,451
Equity compensation plans not approved by shareholders
1997 Stock Option Plan	166,600	47.95	—

Total	5,153,778		466,451

(1)

As of December 30, 2007, a total of 140,750 shares were outstanding under the 2004 Stock Incentive Plan in excess of what was reserved under the Plan. At the May 13, 2008 annual meeting, the shareholders will be asked to approve an increase of 6,000,000 shares available for issuance under the 2004 Stock Incentive Plan. Options granted in excess of those currently reserved are subject to shareholder approval of the increase of shares available for issuance under the 2004 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks, and S. Donley Ritchey served as members of the Compensation Committee. Theodore Mitchell became a member of the Compensation Committee on January 29, 2008. None of these individuals was an officer or employee of McClatchy at any time during fiscal 2007, and none of these individuals has ever been an officer of McClatchy. No executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Board of Directors or Compensation Committee of McClatchy.

Certain Relationships and Related Transactions

Our Audit Committee is responsible for reviewing and approving the terms of all related party transactions. McClatchy currently has no related party transactions.

REPORT OF THE AUDIT COMMITTEE

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Kathleen Foley Feldstein, Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined under the NYSE’s current listing standards). The Board of Directors has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which was most recently reviewed on March 20, 2008. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends the discharge, if necessary, of the independent auditors;

•

pre-approves (or may subsequently approve where permitted under the rules of the Securities and Exchange Commission) engagements of the independent auditors to perform audit or non-audit services, including by establishing pre-approval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•

discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•

reviews with management and the director of internal auditing significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies;

•	establishes and reviews codes of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•	it has discussed with the independent auditors the matters required to be discussed by SAS114 (The Auditor’s Communication With Those Charged With Governance);

•	it has discussed with the independent auditors the auditors’ independence; and

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 30, 2007.

Respectfully submitted by the members of the Audit Committee of McClatchy.

S. DONLEY RITCHEY, Chairman

LEROY BARNES, JR.

KATHLEEN FOLEY FELDSTEIN

LARRY JINKS

JOAN LANE

FREDERICK R. RUIZ

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received or written representations from reporting persons stating that they were not required to file these forms, during the fiscal year ended December 31, 2006, no other director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations 2100 Q Street Sacramento, California 95816 (916) 321-1846

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at McClatchy’s 2008 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than November 29, 2008, to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, we will seek discretionary authority in our proxy for our 2009 Annual Meeting of Shareholders to vote on any matter that may be considered at the meeting as to which we do not have notice prior to February 12, 2009, with any notice after such date considered untimely.

March 29, 2008	By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

Appendix A

Amended and Restated

2004 Stock Incentive Plan

THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED EFFECTIVE JANUARY 29, 2008

THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN

The McClatchy Company, a Delaware corporation (the “Company”), sets forth herein the terms of its 2004 Stock Incentive Plan, as amended and restated effective January 29, 2008 (the “Plan”), as follows:

1.    PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and employees to motivate such officers, directors, and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit or Dividend Equivalent Rights under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Designated Participant and the Company or an Affiliate.

2.7 “Change of Control” means the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any “person” or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board, or (v) the occurrence of a “Rule 13e-3 transaction” as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means the Compensation Committee which has been designated by the Board to make decisions with regard to the Plan.

2.10 “Company” means The McClatchy Company, a Delaware corporation.

2.11 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.12 “Designated Participant” means an employee, officer or director of the Company or an Affiliate.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means May 19, 2004, the date the Plan originally was approved by the stockholders of the Company (also referred to as the “Original Effective Date”). The Effective Date of this amendment and restatement shall be January 29, 2008, the date the Board approved this amendment and restatement, provided, however, that the stockholders approve the Plan as amended at the Company’s annual stockholders’ meeting in 2008.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18 “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.19 “Grantee” means a person who receives or holds an Award under the Plan.

2.20 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.25 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.

2.26 “Plan” means this McClatchy Company 2004 Stock Incentive Plan, as amended and restated effective May 13, 2008.

2.27 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.28 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.29 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.30 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.31 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.32 “Service” means service qualifying the individual as a Designated Participant in the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to qualify as a Designated Participant in the Company or an Affiliate, or becomes a consultant or independent contractor providing material services to the Company. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.33 “Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

2.34 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.35 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.36 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.37 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.38 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.39 “Unrestricted Stock” means an Award pursuant to Section 12 hereof.

3.    ADMINISTRATION OF THE PLAN

3.1.    Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.    Committee.

The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Designated Participants who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Designated Participants, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so remains delegated to the Committee by the Board. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, or to the Chief Executive Officer of the Company for actions or determinations regarding non-officer employees.

3.3.    Terms of Awards.

For the duration of the Board’s delegation to the Committee under Section 3.2, the Committee shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is made. The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4.    Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.    STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be nine million (9,000,000) as of the Effective Date of this amended and restated Plan, after including the three million (3,000,000) shares of Stock available for issuance as of the Original Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option that is not an Incentive Stock Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option that is not an Incentive Stock Option, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the total number of shares of Stock issued net of shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; provided, however, that this rule does not apply to Incentive Stock Options, as to which the total number of shares of stock issued shall be deemed delivered without any offset. The number of shares of Stock remaining available for issuance under the Plan shall be determined taking into account all Awards made from the Original Effective Date.

5.    DURATION AND AMENDMENTS

5.1.    Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.2.

5.2.    Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.    AWARD ELIGIBILITY AND LIMITATIONS

6.1.    Designated Participants and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Designated Participant in the Company or in any Affiliate, including any Designated Participant who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, and (ii) any Outside Director.

6.2.    Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.    Limitation on Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act,

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is seven hundred fifty thousand (750,000) per calendar year; and

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option, to any person eligible for an Award under Section 6 hereof is seven hundred fifty thousand (750,000) per calendar year

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof; however, during the term of the Plan no Designated Participant shall be awarded an amount in excess of the maximum number of shares set forth in this Section.

6.4.    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.    Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7.    AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.    TERMS AND CONDITIONS OF OPTIONS

8.1.    Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an

Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.    Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the Effective Date.

8.3.    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.    Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.    Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.    NON-TRANSFERABILITY OF OPTION

During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.     STOCK APPRECIATION RIGHTS

The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

10.1.    Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

10.2.    Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11.    RESTRICTED STOCK AND STOCK UNITS

11.1.    Grant and Purchase of Restricted Stock or Stock Units.

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate, such that no monetary price is required actually to be paid for the Restricted Stock Award.

11.2.    Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

11.3.    Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.    Rights of Holders of Stock Units.

11.5.1. Voting	and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

11.5.2. Creditor’s	Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6.    Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

11.7.    Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.    UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

13.1.    General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2.    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

13.3.    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option and any withholding taxes described in Section 18.3 may be made all or in part (a) by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company, or (b) by proceeds secured from a licensed securities broker acceptable to the Company even if secured by the shares underlying the Option.

13.4.    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.    DIVIDEND EQUIVALENT RIGHTS

14.1.    Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of any other Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Although granted as a component of another Award, a Dividend Equivalent Right may be subject to terms and conditions different from such other award.

14.2.    Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.    PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1.    Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

15.2.    Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

15.2.1.    Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

15.2.2.    Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) operating cash flow, (2) operating cash flow as a percentage of revenue, (3) revenue, (4) operating income, (5) operating income as a percentage of revenue, (6) pretax income, (7) pretax income as a percentage of net income, and (8) net income as a percentage of revenue and/or circulation.

15.2.3.    Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

15.2.4.    Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

15.2.5.    Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3.    Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4.    Status of Section 15.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.    REQUIREMENTS OF LAW

16.1.    General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.    EFFECT OF CHANGES IN CAPITALIZATION

17.1.    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including, without limitation, an extraordinary cash dividend but excluding regular, periodic cash dividends) without receipt of consideration by the Company, the Company shall proportionately and accordingly adjust the number and kind of shares subject to outstanding Awards and/or the per share exercise price of outstanding Options and SARs (but not the aggregate Option Price or SAR Exercise Price payable with respect to shares subject to the unexercised portion of an outstanding Option or SAR, as applicable) to the extent necessary to reflect such distribution, so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change of Control.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change of Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3.    Change of Control.

Subject to the exception set forth in the last sentence of Section 17.4:

(i) upon the occurrence of a Change of Control, all outstanding Options and SARs hereunder and all outstanding shares of Restricted Stock and Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Options and SARs, and shares of Restricted Stock and Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and

(ii) either of the following two actions shall be taken:

(A) The Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares. With respect to all outstanding Options, in addition to the action taken under the preceding sentence, the Board may further elect, in its sole discretion, to give Grantees scheduled to become vested in Options upon the Change of Control the opportunity to exercise the Options prior to the scheduled consummation of the Change of Control contingent on the occurrence of such Change of Control.

(B) The Company may make provision in writing in connection with such Change of Control for the assumption and continuation of the Options, SARs, Restricted Stock and Stock Units theretofore granted, or for substitution of such Options, SARs, Restricted Stock and Stock Units for new common stock option and stock appreciation rights and new common stock restricted stock and stock units relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.4.    Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change of Control upon Awards other than Options, SARs, Restricted Stock and Stock Units, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.    No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.    GENERAL PROVISIONS

18.1.    Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.    Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.    Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.    Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.    Number And Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.    Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.    Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*    *    *

To record adoption of this amended and restated Plan by the Board as of January 29, 2008, and approval of the Plan by the stockholders on May 13, 2008, the Company has caused its authorized officer to execute the Plan.

THE MCCLATCHY COMPANY

By:
Title:

Appendix B

Amended and Restated

Long-Term Incentive Plan

PROPOSED AMENDMENT TO

THE MCCLATCHY COMPANY

LONG-TERM INCENTIVE PLAN

1.	Section 2(n) is amended and restated in its entirety with respect to outstanding and future awards as follows:

“Pre-Tax Earnings Per Share” means the Company’s consolidated earnings per share before taxes, as reported in the Company’s audited financial statements, but adjusted to exclude the gain or loss on the sale of a major asset of the Company and any extraordinary items.

2.	Section 3(b) is amended with respect to outstanding and future awards by replacing the first paragraph as follows:

Conversion of Units. The Units granted to an Executive for a Performance Period shall be converted into his or her Award as of the March 1 next following the close of such Performance Period. The Award shall be equal to the number of the Executive’s Units times $1 times the number of percentage points (including fractions but not to exceed 100) by which the Pre-Tax Earnings Per Share increase from Performance Period to Performance Period. In no event shall an Award exceed $3 million for any Performance Period.

3.	Except as amended above, the Plan shall remain in full force and effect.

Appendix C

Amended and Restated

Chief Executive Officer Bonus Plan

THE McCLATCHY COMPANY CHIEF EXECUTIVE OFFICER BONUS PLAN

(As amended and restated effective May 13, 2008)

Purpose.    The purpose of The McClatchy Company’s Chief Executive Officer Bonus Plan (the “Plan”) is to motivate and reward the chief executive officer (“CEO”) for exceptional performance by making a portion of his cash compensation directly dependent on The McClatchy Company’s (“McClatchy”) performance in operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of revenue, net income, net income as a percentage of revenue and/or circulation. The Plan is designed to ensure that the bonus paid hereunder to the CEO of McClatchy is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The material terms of this Plan are subject to stockholder approval.

Covered Individuals.    The individual entitled to bonus payments hereunder shall be the CEO of McClatchy.

The Committee.    The Committee shall consist of at least two outside directors of McClatchy that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m).

Amount of Bonus.    The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Code. The formula(e) shall incorporate one or more of the objective business criteria identified in the Purpose paragraph above, and the objective financial business criteria shall be determined by the Committee in accordance with generally accepted accounting principles. The term “performance period” shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO under this Plan for any performance period shall not exceed $3,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

Payment of Bonus.    Annual bonus payments are made in cash. Each annual bonus is not considered earned until the last business day of the performance period, and payment of a given year’s bonus requires that the CEO be on McClatchy’s payroll as of such date. The Committee may make exceptions to these requirements in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No bonus shall be paid unless and until the Committee makes a certification in writing required by Code Section 162(m).

Amendment and Termination.    McClatchy reserves the right to amend or terminate this Plan at any time. Plan amendments will require stockholder approval only to the extent required by applicable law.

C-1

Appendix D

Amended and Restated

Employee Stock Purchase Plan

THE McCLATCHY COMPANY

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of January 29, 2008)

AMENDED

THE McCLATCHY COMPANY

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of January 29, 2008)

SECTION 1.    PURPOSE OF THE PLAN

The Plan was established effective as of July 1, 1988, and was amended as of June 1, 1996 and July 1, 1998, each time subject to the approval of the Company’s stockholders—which approval was obtained. The Plan is now amended and restated as of January 29, 2008, subject to the approval of the Company’s stockholders. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

SECTION 2.    DEFINITIONS

(a)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(b)	“Committee” means the committee of the Board of Directors appointed to administer the Plan, as provided in Section 3. If no such committee has been appointed, the full Board of Directors shall act as the Committee.

(c)	“Company” means The McClatchy Company, a Delaware corporation.

(d)	“Compensation” means the base compensation paid in cash to a Participant by a Participating Company, including salaries, wages, direct sales commissions, and lump sums in lieu of wage increase, but excluding bonuses, incentives, shift differentials, other commissions, overtime pay or any other pay for work outside the regular work schedule, all as determined by the Committee.

(e)	“Eligible Employee” means any employee of a Participating Company:

(i)	whose customary employment is for more than five months per calendar year and at least 20 hours per week; and

(ii)	who has been an employee of a Participating Company for not less than six consecutive months.

Notwithstanding, the preceding, the term Eligible Employee excludes any employee of a Participating Company who is a non-resident alien of the U.S. and without U.S. source income.

(f)	“Fair Market Value” shall mean the market price of Stock determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

(ii)	If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the closing price quoted by the NASDAQ system for such date;

(iii)	If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(g)	“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(h)	“Participating Company” means the Company and each present or future Subsidiary, except Subsidiaries excluded by the Committee.

(i)	“Participation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(j)	“Plan” means this The McClatchy Company Employee Stock Purchase Plan, as amended from time to time.

(k)	“Plan Account” means the account established for each Participant pursuant to Section 8(a).

(l)	“Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(m)	“Stock” means the Class A Common Stock of the Company.

(n)	“Stock Maximum” means the maximum number of shares of Stock permitted to be purchased by a Participant with respect to a Participation Period, which maximum shall be 1,000 shares or such other amount as established by the Company’s Chief Executive Officer in writing. The limitations set forth in Section 9 and Section 13(a) also apply to purchases made under this Plan.

(o)	“Subsidiary” means a corporation, 50% or more of the total combined voting power of all classes of stock of which is owned by the Company or by another Subsidiary.

SECTION 3.    ADMINISTRATION OF THE PLAN

(a)	The Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons.

(b)	Rules and Forms. The Committee may adopt such rules and forms under the Plan as it considers appropriate.

SECTION 4.    ENROLLMENT AND PARTICIPATION

(a)	Participation Periods. While the Plan is in effect, there shall be four Participation Periods in each calendar year, consisting of the three-month periods commencing on each January 1, April 1, July 1 and October 1.

(b)	Enrollment. Any individual who, on the date preceding the first day of a Participation Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Participation Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company not later than the 10th working day prior to the commencement of the Participation Period. Any enrollment forms and elections filed under the Plan in effect prior to July 1, 1998, shall continue to apply on and after such date, unless a new enrollment form is filed under Section 5.

(c)	Duration of Participation. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Participation Period until he or she ceases to be an Eligible Employee, withdraws from the Plan or reaches the end of the Participation Period in which he or she discontinued contributions. A Participant who discontinued contributions under Section 5(d) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

SECTION 5.    EMPLOYEE CONTRIBUTIONS

(a)	Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall commence with the first payday in the Participation Period and shall continue on each subsequent payday during participation in the Plan.

(b)	Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 6%.

(c)	Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the 10th working day prior to the commencement of the Participation Period for which such change is to be effective.

(d)	Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.

SECTION 6.    WITHDRAWAL FROM THE PLAN

(a)	Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at any time before the last business day of a Participation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b)	Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls for a subsequent Participation Period under Section 4(b).

SECTION 7.    TERMINATION OF EMPLOYMENT OR DEATH

(a)	Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b)	Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.

SECTION 8.    PLAN ACCOUNTS AND PURCHASE OF SHARES

(a)	Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. As of each payday in a Participation Period, the amount deducted from the Participant’s Compensation shall be credited to the Participant’s Plan Account. No interest shall be credited to Plan Accounts.

(b)	Purchase Price. The Purchase Price for each share of Stock shall be the lower of:

(i)	85% of the Fair Market Value of such share on the first trading day of the Participation Period; or

(ii)	85% of the Fair Market Value of such share on the last trading day of the Participation Period.

(c)	Number of Shares Purchased. As of the last business day of each Participation Period, each Participant shall be deemed to have elected to purchase the number of whole shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of whole shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase a number of shares of Stock more than Stock Maximum with respect to any Participation Period, nor shares of Stock in excess of the amounts set forth in Sections 9 and 13(a).

(d)

Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during a Participation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase. Thereafter, the Plan will be suspended and no purchases shall occur until the Participation Period immediately following an increase in the number of shares authorized for issuance at the annual stockholder meeting.

(e)	Issuance of Stock. Certificates representing the number of shares of Stock purchased shall be issued as soon as reasonably practicable after the close of the Participation Period. Shares shall be registered in the name of the Participant.

(f)	Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account to the next Participation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares which could not be purchased by reason for Subsection (c) above or Section 13(a) shall be either: (i) refunded to the Participant in cash, without interest, or (ii) with the Participant’s consent, carried over in Participant’s Plan Account to the next Participation Period.

SECTION 9.    LIMITATIONS ON STOCK OWNERSHIP

Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if:

(a)	Such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company; or

(b)	Under the terms of the Plan, such Participant’s rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time when such right is granted) for each calendar year for which such right or option is outstanding at any time.

Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 9, each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Participation period. Notwithstanding anything in this Plan to the contrary, a Participant shall not have any right to purchase Stock under the Plan for any Participation Period during which the Plan is suspended as set forth in Section 8(d) above.

SECTION 10.    RIGHTS NOT TRANSFERABLE

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If the Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

SECTION 12.    NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a certificate for such shares.

SECTION 13.    STOCK OFFERED UNDER THE PLAN

(a)	Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be 4,625,000, subject to adjustment pursuant to this Section 13.

(b)	Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the Stock Maximum, and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a subsidiary to the Company’s stockholders.

(c)	Reorganizations. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14.    AMENDMENT OR DISCONTINUANCE

The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time (without notice) and in such manner as the Board of Directors may determine. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 15.    CHOICE OF LAW

The Plan and all rights thereunder shall be construed and enforced under the laws of the State of California, without regard to the rules on the choice of law.

SECTION 16.    EXECUTION

To record the amendment of the Plan by the Board of Directors, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

THE McCLATCHY COMPANY

By:
Title:

THE McCLATCHY COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 13, 2008

The McClatchy Company	proxy

CLASS A COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 13, 2008

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2008, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of the Amended and Restated 2004 Stock Incentive Plan; FOR approval of the Amendment to the Amended and Restated Long-Term Incentive Plan; FOR the approval of the Amended and Restated CEO Bonus Plan; FOR approval of the Amended and Restated Employee Stock Purchase Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

COMPANY #
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/mni — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The McClatchy Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.	01 Elizabeth Ballantine 02 Kathleen Foley Feldstein	03 S. Donley Ritchey 04 Frederick R. Ruiz	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò
2. To approve the Amended and Restated 2004 Stock Incentive Plan.			☐ For	☐ Against	☐ Abstain
3. To approve an amendment to the Amended and Restated Long-Term Incentive Plan.			☐ For	☐ Against	☐ Abstain
4. To approve the Amended and Restated CEO Bonus Plan.			☐ For	☐ Against	☐ Abstain
5. To approve the Amended and Restated Employee Stock Purchase Plan.			☐ For	☐ Against	☐ Abstain
6. To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2008 fiscal year.			☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	I plan to attend the meeting ☐		Date , 2008
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE McCLATCHY COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 13, 2008

The McClatchy Company	proxy

CLASS B COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 13, 2008

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2008, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of the Amended and Restated 2004 Stock Incentive Plan; FOR approval of the Amendment to the Amended and Restated Long-Term Incentive Plan; FOR the approval of the Amended and Restated CEO Bonus Plan; FOR approval of the Amended and Restated Employee Stock Purchase Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

COMPANY #
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/mni — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The McClatchy Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.	01 Leroy Barnes, Jr. 02 William K. Coblentz 03 Molly Maloney Evangelisti 04 Larry Jinks 05 Joan F. Lane	06 Brown McClatchy Maloney 07 William B. McClatchy 08 Kevin S. McClatchy 09 Theodore Mitchell 10 Gary B. Pruitt	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò
2. To approve the Amended and Restated 2004 Stock Incentive Plan.			☐ For	☐ Against	☐ Abstain
3. To approve an amendment to the Amended and Restated Long-Term Incentive Plan.			☐ For	☐ Against	☐ Abstain
4. To approve the Amended and Restated CEO Bonus Plan.			☐ For	☐ Against	☐ Abstain
5. To approve the Amended and Restated Employee Stock Purchase Plan.			☐ For	☐ Against	☐ Abstain
6. To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2008 fiscal year.			☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	I plan to attend the meeting ☐		Date , 2008
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.